Exhibit 1.1

NGL Energy Partners LP
(a Delaware limited partnership)

NGL Energy Finance Corp.
(a Delaware corporation)

$500,000,000 6.125% Senior Notes due 2025

PURCHASE AGREEMENT

Dated:  February 16, 2017

February 16, 2017

RBC Capital Markets, LLC

Deutsche Bank Securities Inc.

c/o RBC Capital Markets, LLC

Three World Financial Center, 8th Floor, 200 Vesey Street,

New York, New York 10281

As Representatives of the

several Initial Purchasers listed

in Schedule 1 hereto

Ladies and Gentlemen:

NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), and NGL Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), propose to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $500,000,000 aggregate principal amount of its 6.125% Senior Notes due 2025 (the “Notes”).  The Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, pursuant to guarantees (the “Guarantees”) by (i) the subsidiaries of the Partnership named in Schedule 2 hereto (collectively, the “Guarantors”) and (ii) any subsidiary of the Partnership or the Guarantors formed or acquired after the Closing Date (as defined below) that guarantees the Notes in accordance with the terms of the Indenture (as defined below), and their respective successors and assigns, pursuant to their guarantees.  The Notes and the Guarantees are collectively referred to herein as the “Securities.”  The Issuers and the Guarantors are referred to collectively herein as the “Obligors.”  The Securities will be issued pursuant to an indenture to be dated as of February 22, 2017 (the “Indenture”) among the Obligors and U.S. Bank National Association, as trustee (the “Trustee”).

In reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth in Section 4(a)(2) thereof, the sale of the Securities to the Initial Purchasers pursuant to this Agreement will not be registered thereunder.  Subsequent to such sale hereunder, the Initial Purchasers may resell the Securities to investors without registration under the Securities Act, in compliance with, and pursuant to the exemptions from the registration requirements thereof afforded by, Regulation 144A and Regulation S thereunder.  In connection with the resale of the Securities by the Initial Purchasers, the Issuers have prepared a preliminary offering memorandum dated February 15, 2017 (the “Preliminary Offering Memorandum”) and a pricing supplement thereto substantially in the form attached hereto as Exhibit B (the “Pricing Supplement”) dated February 16, 2017, setting forth a description of the terms of the Securities.  The Preliminary Offering Memorandum, together with the Pricing Supplement and the other information included in Exhibit A hereto, if any, are herein referred to as the “Time of Sale Memorandum.”  Promptly after the Time of Sale (as defined below), the Issuers will prepare and deliver to each Initial Purchaser an offering memorandum (the “Offering Memorandum”), which will consist of the Preliminary Offering Memorandum with such changes therein as are required to reflect the information contained in the Pricing Supplement, and from and after the time such Offering Memorandum is delivered to each Initial Purchaser, all references herein to the Offering Memorandum shall be deemed to be a reference to both the Preliminary Offering Memorandum and the Offering Memorandum.  The time when sales of the Securities were first made means 4:00 p.m., Eastern time, on the date of this Agreement (the “Time of Sale”).  References herein to the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

Holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of February 22, 2017 (the “Registration Rights Agreement”), among the Obligors and the Initial Purchasers, pursuant to which the Obligors may be required to file with the Securities and Exchange Commission (the “Commission”), under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to an offer to exchange (the “Exchange Offer”) the Securities for another series of debt securities with terms substantially identical to the Notes (the “Exchange Notes”) and the Guarantees (the “Exchange Guarantees” and, together with the Exchange Notes, the “Exchange Securities”) or (ii) a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Securities, and, in each case, to use their commercially reasonable efforts to cause such registration statements to be declared effective.

This Agreement, the Registration Rights Agreement, the Indenture and the Notes are collectively referred to herein as the “Transaction Documents” and the execution and delivery of the Transaction Documents, as applicable, and the transactions contemplated herein and therein are referred to herein as the “Transactions.”

NGL Energy Holdings LLC, a Delaware limited liability company (the “General Partner”), is the sole general partner of the Partnership.  The Obligors and the other entities listed in Schedule 3 hereto (the “Non-Guarantor Subsidiaries”) are collectively referred to herein as the “Partnership Entities” and individually referred to herein as a “Partnership Entity.”  Finance Corp., the Guarantors and the Non-Guarantor Subsidiaries are collectively referred to herein as the “Subsidiaries” and individually referred to herein as a “Subsidiary.”

The Obligors hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1.                                      Representations and Warranties of the Obligors.  Each of the Obligors, jointly and severally, represents and warrants to each Initial Purchaser that:

(a)                                 Preliminary Offering Memorandum, Time of Sale Memorandum and Offering Memorandum.  The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Memorandum, at the Time of Sale, did not, and as of the Closing Date will not, and the Offering Memorandum, as of its date and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Obligors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Obligors in writing by or on behalf of such Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Time of Sale Memorandum or the Offering Memorandum.

(b)                                 Additional Written Communications.  Other than the Preliminary Offering Memorandum, the Pricing Supplement and the Offering Memorandum, none of the Obligors (including their agents and representatives, other than the Initial Purchasers in their capacity as such) has made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than the documents listed on Exhibit A hereto, including a Pricing Supplement substantially in the form of Exhibit B hereto, and other written communications used in accordance with Section 4(b). Each communication by the Issuers or their agents and representatives pursuant to any electronic road show, when taken together with the Time of Sale Memorandum, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Obligors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Obligors in writing by or on behalf of such Initial Purchaser expressly for use in any such electronic road show.

(c)                                  Independent Accountants.  (i) Grant Thornton LLP, who certified the audited consolidated financial statements of the Partnership and subsidiaries as of March 31, 2016 and 2015 and for the years ended March 31, 2016, 2015 and 2014 (the “Partnership Financial Statements”) included in the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum, are independent public accountants as required by the Securities Act, the rules and regulations under the Securities Act (the “Securities Act Regulations”) and the standards of the Public Company Accounting Oversight Board.  (ii) KPMG LLP, who issued an unqualified audit report on the combined balance sheets of Gavilon Energy (The Energy Business Units of Gavilon, LLC) as of December 31, 2012 and 2011 and the related combined statements of operations, comprehensive income (loss), equity and cash flows for each of the years in the three-year period ended December 31, 2012 (the “Gavilon Financial Statements”) incorporated by reference in the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum, are independent public accountants as required by the Securities Act, the Securities Act Regulations and the standards of the AICPA.

(d)                                 Financial Statements.  The historical consolidated financial statements of the Partnership included in the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum, together with the related schedules (if any) and notes, present fairly the financial position of the Partnership, the businesses acquired by the Partnership at the dates indicated and the results of operations, changes in partners’ capital/stockholders’ equity, as applicable, and cash flows of the Partnership and the businesses acquired by the Partnership for the periods specified; the historical financial statements of any other entities or businesses incorporated by reference in the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum, together with the related schedules (if any) and notes, present fairly the financial position of each such entity or business, as the case may be, and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in partners’ capital/stockholders’ (or other owners’) equity, as applicable, and cash flows of such entity or business, as the case may be, and its consolidated subsidiaries, if any, for the periods specified; and all such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Securities Act and the Securities Act Regulations.  The supporting schedules, if any, included in the Offering Memorandum present fairly, in accordance with GAAP, the information stated therein.  The financial information in the Time of Sale Memorandum and the Offering Memorandum under the caption “Summary—Summary Consolidated Historical Financial and Operating Data” presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum.

(e)                                  No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum (in each case, exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (ii) except as otherwise disclosed in the Time of Sale Memorandum and the Offering Memorandum (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), no Partnership Entity has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Partnership Entities, taken as a whole, and no Partnership Entity has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree, except as would not, individually or in the aggregate, result in a Material Adverse Effect; (iii) the Partnership Entities, taken as a whole, have not incurred any material liability or obligation not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iv) there has been no dividend or distribution of any kind declared, paid or made by the Partnership on its common units representing limited partner interests in the Partnership (the “Common Units”).

(f)                                   Good Standing of the Partnership.  The Partnership has been duly formed and is validly existing as a limited partnership and is in good standing under the laws of the State of Delaware and has power and authority (i) to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum, (ii) to execute and deliver the Transaction Documents and consummate the Transactions and (iii) to issue, sell and deliver the Notes.  The Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(g)                                  Good Standing of Subsidiaries.  Each Subsidiary has been duly organized or formed, as the case may be, and is validly existing as a corporation, limited partnership, limited liability company or unlimited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization or formation, and has power and authority (i) to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Memorandum, the Time of Sale Memorandum or the Offering Memorandum, (ii) in the case of Finance Corp., to execute and deliver the Transaction Documents to which it is a party and consummate the Transactions and to issue, sell and deliver the Notes and (iii) in the case of each of the Guarantors, to execute and deliver the Transaction Documents to which it is a party and consummate the Transactions and issue the Guarantees, as applicable.  Each Subsidiary is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(h)                                 Ownership of the General Partner.  The Specified GP Holders directly or indirectly own approximately 66% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the General Partner Agreement, and are fully paid and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”));

(i)                                     Ownership of the General Partner Interest in the Partnership.  The General Partner is the sole general partner of the Partnership, with a 0.1% general partner interest in the Partnership (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner is the record holder of such GP Interest free and clear of all Liens.

(j)                                    Ownership of Management Units.  The Management Partners directly or indirectly own 8,713,878 Common Units representing limited partner interests in the Partnership (the “Management Units”); the Management Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)), and the Management GP Members are the record holders of their respective Management Units free and clear of all Liens.

(k)                                 Ownership of Incentive Distribution Rights in the Partnership.  The General Partner is the record holder of all of the incentive distribution rights in the Partnership (the “Incentive Distribution Rights”) and such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid

(to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act); and the General Partner is the record holder of the Incentive Distribution Rights free and clear of all Liens.

(l)                                     Ownership of Subsidiaries.  All of the issued and outstanding shares of capital stock of each Subsidiary that is a corporation and all of the issued and outstanding limited liability company interests, membership interests, partnership interests or other similar equity interests of each Subsidiary that is a limited liability company, limited partnership or unlimited liability company have been duly authorized and validly issued, are fully paid and non-assessable (except as such non-assessability may be limited by the limited partnership, limited liability company or business entities statute or act, as applicable, of the jurisdiction of organization or formation of such Subsidiary, as applicable), and all of such capital stock, limited liability company interests, membership interests, partnership interests or other similar equity interests that are owned by the Partnership or any of its subsidiaries are so owned free and clear of any Lien, other than Liens arising under the Credit Agreement and the Note Purchase Agreement; and none of the issued and outstanding shares of capital stock of any such Subsidiary that is a corporation and none of the issued and outstanding limited liability company interests, membership interests, partnership interests or other similar equity interests of any such Subsidiary that is a limited liability company, limited partnership or unlimited liability company, in each case, that is owned by the Partnership or any of its Subsidiaries, was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such Subsidiary or any other person.

(m)                             No Other Subsidiaries.  Other than its direct or indirect ownership interests in the Subsidiaries and the entities listed in Schedule 4 hereto, the Partnership does not own, and at the Closing Date, will not own, directly or indirectly, an equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than its ownership interest in the Partnership and its indirect ownership interests in the Subsidiaries and the entities listed in Schedule 4 hereto, the General Partner does not own, and at the Closing Date, will not own, directly or indirectly, an equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity.

(n)                                 Capitalization.  The Partnership’s capitalization is as set forth under the caption “Capitalization” in the Time of Sale Memorandum and the Offering Memorandum.

(o)                                 Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of the Obligors.

(p)                                 Registration Rights Agreement.  The Registration Rights Agreement has been duly authorized by the Obligors and on the Closing Date will have been duly executed and delivered by the Obligors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and binding agreement of the Obligors, enforceable in accordance with its terms, except as (i) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and (ii) rights to indemnification and contribution thereunder may be limited by applicable law and public policy considerations.

(q)                                 Indenture.  The Indenture has been duly authorized by the Obligors and, on the Closing Date, will have been duly executed and delivered by the Obligors and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of the Obligors, enforceable against the Obligors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. On the Closing Date, the Indenture will conform in all material respects to the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(r)                                    The Securities and the Exchange Securities.  The Notes have been duly authorized for issuance by the Issuers and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute valid and binding obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.  The Guarantees have been duly authorized for issuance by the Guarantors and, when the Notes have been duly executed and authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor as provided herein, the Guarantees will constitute valid and binding obligations of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.  On the Closing Date, the Exchange Notes will have been duly authorized for issuance by the Issuers and, when duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture and the Registration Rights Agreement, will constitute valid and binding obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.  On the Closing Date, the Exchange Guarantees will have been duly authorized for issuance by the Guarantors and, when the Exchange Notes have been duly executed, authenticated, issued and delivered in the manner provided for in the Indenture and the Registration Rights Agreement, will constitute valid and binding obligations of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(s)                                   Description of the Transaction Documents.  Each Transaction Document will conform in all material respects to the respective statements relating thereto contained in the Time of Sale Memorandum and the Offering Memorandum.

(t)                                    Absence of Defaults and Conflicts.  None of the Partnership Entities is (i) in violation of its Organizational Documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Partnership Document to which it is a party or by which it is bound or to which any of its property or assets is subject, except, in the case of clause (ii) above, for any such default that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  The execution, delivery and performance of the Transaction Documents and the consummation of the Transactions (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Time of Sale Memorandum and the Offering Memorandum under the caption “Use of Proceeds”) and compliance by the Obligors with their obligations under the Transaction Documents to which it is a party will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities pursuant to, any Partnership Document, except for such conflicts, breaches, defaults or Liens that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, nor will such action result in any violation of (1) the provisions of the Organizational Documents of any of the Partnership Entities or (2) any applicable law, statute, rule, regulation, judgment or order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Partnership Entities or any of their respective assets, properties or operations, except, in the case of clause (2) above, for any such violation that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(u)                                 Absence of Labor Dispute.  No labor dispute with the employees of the General Partner or any direct or indirect subsidiary of the General Partner exists or, to the knowledge of the Obligors, is imminent, and the Obligors are not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Partnership Entities that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(v)                                 Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Obligors, threatened, against or affecting the Partnership Entities that would be required pursuant to the Securities Act or the Securities Act Regulations thereunder to be disclosed in a registration statement to be filed with the Commission and that is not so disclosed in the Preliminary Offering Memorandum, the Time of Sale Memorandum or Offering Memorandum, or that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Partnership Entities of their obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which any of the Partnership Entities is a party or of which any of their respective property or assets is the subject that are not described in the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(w)                               Accuracy of Descriptions.  The statements set forth in the Time of Sale Memorandum and the Offering Memorandum under the captions “Description of Other Indebtedness,” “Description of Notes” and “Certain United States Federal Income Tax Consequences,” in each case to the extent that it purports to summarize the provisions of the laws or documents referred to therein, are accurate summaries in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements that would be required pursuant to the Securities Act or the rules and regulations thereunder to be described or referred to in a registration statement to be filed with the Commission and that are not so described or referred to in the Preliminary Offering Memorandum, the Time of Sale Memorandum or the Offering Memorandum or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits to any of such documents.

(x)                                 Possession of Intellectual Property.  The Partnership Entities have valid and enforceable licenses to use, or otherwise have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property that is described in the Preliminary Offering Memorandum, the Time of Sale Memorandum or the Offering Memorandum or that is necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted and as described in the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum, except where the failure to have such licenses or rights to use such intellectual property would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y)                                 Material Contracts.  Each contract, document or other agreement described or referred to in the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum is in full force and effect and is valid and enforceable by and against the parties thereto in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.  No Partnership Entity nor, to the knowledge of the Obligors, any other party is in default in the observance or performance of any material term or obligation to be performed by it under any such agreement.

(z)                                  Absence of Further Requirements.  (i) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (ii) no authorization, approval, vote or consent of any unitholder or creditor of the Partnership Entities, (iii) no authorization, approval, waiver or consent under any Subject Instrument, and (iv) no authorization, approval, vote or consent of any other person or entity, is necessary or required for the performance by the Issuers and the Guarantors of their obligations under the Transaction Documents, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of the Transactions, in each case on the terms contemplated by the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum, except that no representation is made as to such as may be required (A) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (B) with respect to the Exchange Securities, under the Securities Act, the Trust Indenture Act and applicable state securities laws, as contemplated by the Registration Rights Agreement.

(aa)                          Possession of Licenses and Permits.  Each of the Partnership Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess such Governmental Licenses would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(bb)                          Title to Property.  The Partnership Entities have good and marketable title in fee simple to, or have valid and enforceable rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Partnership Entities, in each case, free and clear of all Liens except such Liens as (i) are described in the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum, (ii) are arising under the Credit Agreement and the Note Purchase Agreement or (iii) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities; all real property, buildings and other improvements, and all equipment and other property held under lease or sublease by any of the Partnership Entities is held under valid, subsisting and enforceable leases or subleases, as the case may be, with such exceptions as do not materially interfere with the use made or proposed to be made of such property by the Partnership Entities, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and none of the Partnership Entities has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims that, if successfully asserted, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(cc)                            Rights of Way.  Each Partnership Entity has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum, subject to such qualifications as may be set forth in the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum and except for such rights-of-way which if not obtained would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(dd)                          Investment Company Act.  None of the Obligors is or, after giving effect to the offer and sale of the Securities to the Initial Purchasers as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Memorandum and the Offering Memorandum under the caption “Use of Proceeds,” will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(ee)                            Environmental Laws.  Except as described in the Time of Sale Memorandum and the Offering Memorandum and except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance or code, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Partnership Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Obligors, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any Partnership Entity and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any Partnership Entity relating to Hazardous Materials or any Environmental Laws.

(ff)                              Tax Returns.  The Partnership Entities have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(gg)                            Insurance.  The Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or their respective businesses, assets, employees, officers and directors are in full force and effect in all material respects; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by any Partnership Entity under any such policy or instrument as to which any insurer is denying liability or defending under a reservation of rights clause; no Partnership Entity has been refused any insurance coverage sought or applied for; and no Partnership Entity has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(hh)                          Accounting and Disclosure Controls.  The Partnership Entities maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the rules and regulations of the Exchange Act (the “Exchange Act Regulations”)) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  The Partnership Entities maintain internal accounting controls that provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Partnership’s most recent audited fiscal year, the Partnership has not been advised of or become aware of (1) any material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Partnership’s internal control over financial reporting (whether or not remediated), and (2) any fraud, whether or not material, involving management or other employees who have a role in the Partnership’s internal control over financial reporting and, since the end of the Partnership’s most recent audited fiscal year, there have been no significant changes in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

The Partnership’s independent public accountants and the General Partner’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Partnership’s internal control over financial reporting or of all fraud, if any, whether or not material, involving management or other employees who have a role in the Partnership’s internal controls over financial reporting, in each case that occurred or existed, or was first detected, at any time during the three most recent fiscal years covered by the audited financial statements of the Partnership included in the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum or at any time subsequent thereto

(ii)                                  Disclosure Controls.  The Partnership maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act Regulations) that: (i) are designed to provide reasonable assurance that material information relating to the Partnership, including its consolidated subsidiaries, that is required to be disclosed in the Partnership’s filings and submissions under the Exchange Act is recorded, processed, summarized and reported to the principal executive officer, the principal financial officer and other appropriate officers of the General Partner to allow for timely decisions regarding required disclosure; and (ii) have been evaluated for effectiveness as of March 31, 2016 and, based on such evaluation, were effective in all material respects to perform the functions for which they are established.

(jj)                                Compliance with the Sarbanes-Oxley Act.  The Partnership, the General Partner and the General Partner’s directors or officers, in their capacities as such, are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, including the rules and regulations of the Commission thereunder.

(kk)                          Absence of Manipulation.  The Partnership Entities have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of a Partnership Entity to facilitate the sale or resale of the Securities.

(ll)                                  Statistical and Market-Related Data.  Any statistical, demographic, market-related and similar data included in the Preliminary Offering Memorandum, the Time of Sale Memorandum or the Offering Memorandum are based on or derived from sources that the Partnership believes to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived, and the Partnership has made available true, complete and correct copies of such materials to the Representatives.

(mm)                  Foreign Corrupt Practices Act.  Neither any Partnership Entity nor, to the knowledge of the Obligors, any director, officer, agent, employee, affiliate or other person acting on behalf of any Partnership Entity is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Partnership Entities, and, to the knowledge of the Obligors, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(nn)                          Money Laundering Laws.  The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Obligors, threatened.

(oo)                          OFAC.  None of the Partnership Entities nor, to the knowledge of the Obligors, any director, officer, agent, employee, affiliate or other person acting on behalf of the General Partner, the Partnership or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Issuers will not directly or indirectly use any of the proceeds from the sale of the Securities in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(pp)                          ERISA Compliance.  None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”) with respect to a Plan determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Partnership Entities that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Partnership Entities that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur: (1) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Partnership Entities compared to the amount of such contributions made in the most recently completed fiscal year of the Partnership; (2) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Partnership Entities compared to the amount of such obligations in the most recently completed fiscal year of the Partnership; (3) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (4) the filing of a claim by one or more employees or former employees of the Partnership Entities related to its or their employment that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the General Partner, the Partnership or any of the Subsidiaries may have any liability.

(qq)                          Related Party Transactions.  There are no business relationships or related party transactions involving the Partnership Entities or, to the knowledge of the Obligors, any other person that would be required pursuant to the Securities Act or the rules and regulations thereunder to be described in a registration statement to be filed with the Commission and that is not so described in the Time of Sale Memorandum and the Offering Memorandum.

(rr)                                No Restrictions on Dividends.  None of the Partnership Entities is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Partnership from paying any dividends or making other distributions on its Common Units, and no Subsidiary is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, any Subsidiary from paying any dividends or making other distributions on its limited or general partnership interests, limited liability company interests, or other equity interest, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Partnership or any other Subsidiary, in each case except as described in the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum.

(ss)                              Brokers.  There is not a broker, finder or other party that is entitled to receive from the Issuers any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(tt)                                Regulations T, U, X.  Neither the Obligors nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(uu)                          Solvency.  Each of the Obligors is, and immediately after the Closing Date (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Time of Sale Memorandum and the Offering Memorandum) will be, Solvent.  As used in this paragraph, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is not less than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital to carry on its business as conducted or as proposed to be conducted, as set forth in the Time of Sale Memorandum and the Offering Memorandum.

(vv)                          No Registration Required.  Assuming the accuracy of the representations and warranties of the Initial Purchasers set forth in Section 2(b) hereof and their compliance with their agreements set forth in this Agreement, it is not necessary in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Time of Sale Memorandum and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act.

(ww)                      Eligibility for Resale under Rule 144A.  The Securities are eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”) and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(xx)                          Integration.  Neither the Issuers nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Issuers has directly, or through any person acting on its or any of their behalf (other than the Initial Purchasers, as to which no representation or warranty is given), solicited any offer to buy, sold or offered to sell any security that is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.

(yy)                          No General Solicitation or Directed Selling Efforts.  Neither the Issuers, their Affiliates nor any person acting on their behalf (other than the Initial Purchasers, as to which no representation or warranty is given) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising (within the meaning of Rule 502 of Regulation D under the Securities Act) or in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and the Issuers and their Affiliates and any person acting on their behalf (other than the Initial Purchasers, as to which no representation or warranty is given) have complied and will comply with the offering restrictions requirement of Regulation S, except no representation, warranty or agreement is made by the Issuers in this paragraph with respect to the Initial Purchasers.

Any certificate signed by an officer of an Obligor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by such Issuer or Guarantor to each Initial Purchaser as to the matters set forth therein.

2.                                      Purchase and Resale of the Securities.  (a) The Obligors hereby agree, on the basis of the representations, warranties and agreements set forth herein and subject to the terms and conditions set forth herein, to issue and sell the Securities to the several Initial Purchasers as provided herein, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the terms and conditions set forth herein, agrees, severally and not jointly, to purchase from the Obligors the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 98.5% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from February 22, 2017 to the Closing Date, payable on the Closing Date.  The Obligors will not be obligated to deliver any of the Securities to be delivered hereunder except upon payment for all of the Securities to be purchased as provided herein.

(b)                                 The Obligors understand that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Memorandum.  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(A)                               it is an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act;

(B)                               it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, such Securities in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act;

(C)                               it has not sold, and will not sell, the Securities as part of their initial offering except:

(i)                                     within the United States, to persons whom it reasonably believes to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act (each, a “QIB”) in transactions pursuant to and meeting the requirements of Rule 144A, and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; and

(ii)                                  in the case of offers outside the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act;

that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Time of Sale Memorandum under the caption “Notice to Investors”;

(D)                               with respect to offers and sales of the Securities outside the United States, each Initial Purchaser agrees that (i) it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. person (in each case, as defined in Regulation S) (a) as part of their distribution at any time and (b) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act; (ii) neither it nor any of its affiliates or any person acting on its or their behalf has engaged or will engage in directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States; and (iii) at or prior to confirmation of any sale of the Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in either case in accordance with Regulation S or Rule 144A under the Securities Act or another exemption from the registration requirements of the Securities Act; and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.

(E)                                with respect to offers and sales of the Securities outside the United States, (i) it understands that no action has been or will be taken in any jurisdiction by the Obligors that would permit a public offering of the Securities, or possession or distribution of the Preliminary Offering Memorandum, the Time of Sale Memorandum, the Offering Memorandum or any other offering or publicity material relating to the Securities, in any jurisdiction where action for that purpose is required and (ii) it has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or distributes the Preliminary Offering Memorandum, the Time of Sale Memorandum, the Offering Memorandum or such other offering or publicity material, in all cases at its own expense, and without limiting the generality of the foregoing, it has complied and will so comply with each of the restrictions and laws applicable to each jurisdiction mentioned under the caption “Plan of Distribution” in the Preliminary Offering Memorandum, the Time of Sale Memorandum or the Offering Memorandum;

(F)                                 offers and sales of the Securities have only been made, and will only be made, by the Initial Purchasers or affiliates thereof qualified to do so in the jurisdictions in which such offers and sales are made; and

(G)                               it has not used, authorized use of, referred to, distributed or participated in the planning for use of, and will not use, authorize use of, refer to, distribute or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum; (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Time of Sale Memorandum and the Offering Memorandum; (iii) any written communication relating to or that contains the preliminary or final terms of the Securities or their offering or other information that was included (including through incorporation by reference) in the Time of Sale Memorandum or the Offering Memorandum; (iv) any Additional Written

Communication (as defined in Section 4(b)); or (v) any written communication prepared by such Initial Purchaser and approved by the Partnership in advance in writing.

(c)                                  Each Initial Purchaser acknowledges and agrees that the Obligors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(e) through 5(j), counsel for the Issuers and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in Section 2(b) above, and each Initial Purchaser hereby consents to such reliance.

(d)                                 The Issuers acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

3.                                      Payment and Delivery.  (a) Payment for the Securities will be made to the Issuers by means of a wire transfer of Federal or other immediately available funds to such account or accounts specified to the Representatives by the Partnership prior to the Closing Date against delivery of the Securities for the respective accounts of the several Initial Purchasers at the offices of Vinson & Elkins L.L.P. at 1001 Fannin Street, Suite 2500, Houston, Texas 77002, at 10:00 a.m., New York City time, on February 22, 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Partnership may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date.”  The Issuers hereby acknowledge that circumstances under which RBC Capital Markets, LLC and Deutsche Bank Securities Inc. may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Issuers or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 8 hereof.

(b)                                 The Securities shall be delivered by the Obligors to the Representatives, for the respective accounts of the Initial Purchasers, through the facilities of The Depository Trust Company (“DTC”) against payment by the Initial Purchasers of the purchase price therefor as set forth in Section 3(a).  The Securities shall be evidenced by one or more global securities in definitive form, registered in the name of Cede & Co. as nominee of DTC.

4.                                      Further Agreements of the Obligors.  Each of the Obligors, jointly and severally, covenants and agrees with each Initial Purchaser that:

(a)                                 Offering Memorandum, Amendments or Supplements.  Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Memorandum or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Partnership will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representatives reasonably objects.

(b)                                 Additional Written Communications.  Before using, authorizing, approving or referring to any written communication (as defined in the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities (such written communication, excluding the Preliminary Offering Memorandum, the Pricing Supplement, the Offering Memorandum or written communications that are listed on Exhibit A hereto, an “Additional Written Communication”), the Partnership will furnish to the Representatives and counsel for the Initial Purchasers a copy of such Additional Written Communication for review and will not use, authorize, approve or refer to any such Additional Written Communication to which the Representatives reasonably objects.

(c)                                  Ongoing Compliance of the Time of Sale Memorandum and Offering Memorandum.  If at any time prior to the completion of the distribution of the Notes by the Initial Purchasers (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Memorandum or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Memorandum or the Offering Memorandum to comply with law, the Partnership will immediately notify the Representatives thereof and forthwith prepare and furnish to the Initial Purchasers, pursuant to Sections 4(a) or 4(b) hereof, as applicable, such amendments or supplements to any of the Time of Sale Memorandum or the Offering Memorandum as may be necessary so that the statements in any of the Time of Sale Memorandum or the Offering Memorandum as so amended or supplemented will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or so that any of the Time of Sale Memorandum or the Offering Memorandum will comply with all applicable law.

(d)                                 Delivery of Copies.  The Partnership will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, the Time of Sale Memorandum and the Offering Memorandum (including all amendments and supplements thereto) as the Initial Purchasers may reasonably request.

(e)                                  Notice to the Representatives.  The Partnership will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Memorandum or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the distribution of the Notes (which completion shall be promptly communicated to the Partnership by the Representatives in writing) as a result of which any of the Time of Sale Memorandum or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Memorandum or the Offering Memorandum is delivered to a purchaser, not misleading; and

(iii) of the receipt by the Partnership of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Partnership will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Memorandum or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(f)                                   Blue Sky Compliance.  The Obligors will cooperate with the Representatives and counsel for the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or “Blue Sky” laws of such jurisdictions as the Representatives may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, the Obligors shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file or execute any general consent to service of process in any such jurisdiction or (iii) subject themselves to taxation in any such jurisdiction where they are not then so subject.

(g)                                  Agreement Not to Offer or Sell Securities.  During the period from the date hereof through and including the date that is 45 days after the date hereof, the Issuers will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by either Issuer and having a tenor of more than one year.

(h)                                 Use of Proceeds.  The Partnership will apply the net proceeds from the sale of the Securities as set forth under “Use of Proceeds” in the Time of Sale Memorandum and the Offering Memorandum.

(i)                                     Supplying Information.  While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Partnership will, during any period in which the Partnership is not subject to and in compliance with Section 13 or Section 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, in each case upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(j)                                    The Depositary.  The Issuers will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

(k)                                 Indenture Qualification.  Prior to any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Issuers shall qualify the Indenture under the Trust Indenture Act and enter into any necessary supplemental indentures in connection therewith.

(l)                                     No Resales by the Issuers.  During the period from the Closing Date until one year after the Closing Date, the Issuers will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) that they control to, resell any of the Securities that have been reacquired by any of them, except for the Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(m)                             No Integration.  Neither the Issuers nor any of their affiliates (as defined in Rule 501(b) of Regulation D) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require registration under the Securities Act.

(n)                                 No Public Offering or Directed Selling Efforts.  The Issuers will not, and will not permit any of their subsidiaries to, engage in (i) any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act, in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, or (ii) any directed selling efforts within the meaning of Regulation S, with respect to the Securities offered and sold in reliance on such regulation.

(o)                                 No Stabilization.  None of the Issuers, their affiliates or any person acting on their behalf (other than the Initial Purchasers, as to which no covenant is given) will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(p)                                 Legended Securities.  Each certificate for a Note will bear the legend contained in “Notice to Investors” in the Time of Sale Memorandum for the time period and upon the other terms stated in the Time of Sale Memorandum.

5.                                      Conditions of Initial Purchasers’ Obligations.  The obligation of each Initial Purchaser to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Obligors of their covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Representations and Warranties.  The representations and warranties of the Obligors contained herein shall be true and correct on the date hereof and on and as of the Closing Date, and the statements of the Obligors and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)                                 No Downgrade.  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Partnership or any of its securities by any “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) of the Exchange Act.

(c)                                  No Material Adverse Effect.  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred a Material Adverse Effect that is not otherwise described in each of the Time of Sale Memorandum and the Offering Memorandum (in each case exclusive of any amendment or supplement thereto), the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Memorandum and the Offering Memorandum.

(d)                                 Officers’ Certificate.  On the Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer or President of each Issuer and each Guarantor and the Chief Financial Officer, Chief Accounting Officer, any Senior or Executive Vice President or any Vice President of each Issuer and each Guarantor, dated as of the Closing Date, to the effect that:

(A)                               the representations and warranties of the Obligors set forth in Section 1 hereof are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date;

(B)                               for the period from and after the date of this Agreement and prior to the Closing Date, (i) there has not occurred any downgrading and no notice has been received of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Partnership or any of its securities by any nationally recognized statistical rating organization and (ii) there has not occurred any Material Adverse Effect that is not otherwise described in each of the Time of Sale Memorandum and the Offering Memorandum (in each case exclusive of any amendment or supplement thereto); and

(C)                               the Obligors have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date.

(e)                                  Comfort Letters.  (A) On the date hereof, the Initial Purchasers shall have received (i) from Grant Thornton LLP, a letter dated the date hereof, in form and substance satisfactory to counsel for the Initial Purchasers, with respect to the Partnership Financial Statements and (ii) from KPMG LLP, a letter dated the date hereof, in form and substance satisfactory to counsel for the Initial Purchasers, with respect to the Gavilon Financial Statements incorporated by reference in the Preliminary Offering Memorandum.  (B) On the Closing Date, the Initial Purchasers shall have received (i) from Grant Thornton LLP, a bring-down comfort letter dated the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers, which shall extend to the financial information, if any, contained in the Offering Memorandum and not contained in the Preliminary Offering Memorandum and (ii) from KPMG LLP, a bring-down comfort letter dated the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers, which shall extend to the financial information, if any, contained in the Offering Memorandum and not contained in the Preliminary Offering Memorandum.

(f)                                   Opinion of Counsel for the Obligors.  Andrews Kurth Kenyon LLP, counsel for the Obligors, shall have furnished to the Representatives, at the request of the Obligors, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit C hereto.

(g)                                  Opinion of Wyoming Counsel for the Obligors.  Holland & Hart LLP, Wyoming counsel for the Obligors, shall have furnished to the Representatives, at the request of the Obligors, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibit D hereto.

(h)                                 Opinion of Colorado Counsel for the Obligors.  Senior Corporate Counsel of the Partnership shall have furnished to the Representatives, at the request of the Obligors, his written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibit E hereto.

(i)                                     Opinion of Alberta Counsel for the Obligors.  Norton Rose Fulbright Canada LLP / S.E.N.C.R.L., s.r.l., Alberta counsel for the Obligors, shall have furnished to the Representatives, at the request of the Obligors, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibit A hereto.

(j)                                    Opinion of Counsel for the Initial Purchasers.  The Representatives shall have received on and as of the Closing Date an opinion of Vinson & Elkins L.L.P., counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)                                 No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(l)                                     Good Standing.  The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Obligors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(m)                             Registration Rights Agreement.  The Representatives or counsel for the Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by duly authorized officers of the Obligors.

(n)                                 Additional Documents.  On or prior to the Closing Date, the Representatives and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to comply with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

6.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Initial Purchasers.  Each of the Obligors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, the Time of Sale Memorandum, any Additional Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or (ii) any omission or alleged omission therefrom to state a material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, not misleading in each case, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Partnership in writing by or on behalf of such Initial Purchaser expressly for use therein. The foregoing indemnity agreement is in addition to any liability that the Obligors may otherwise have to the Initial Purchasers or to any affiliate, director, officer or controlling person of the Initial Purchasers.

(b)                                 Indemnification of the Obligors.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless each of the Obligors, each of their directors and officers and each person, if any, who controls the Issuers or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 6(a) above, but only with reference to information relating to such Initial Purchaser furnished to the Partnership in writing by or on behalf of such Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Time of Sale Memorandum, any Additional Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any road show, it being understood and agreed that the only such information consists of the information included in the third, eighth, ninth, tenth, eleventh and twelfth paragraphs under the caption “Plan of Distribution” in the Offering Memorandum.

(c)                                  Notifications and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 6(a) or Section 6(b), such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Party”) in writing; provided that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced as a proximate result of such failure; and provided, further, that the failure to notify the

Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 6(a) or Section 6(b), as applicable.  If any such proceeding shall be brought or asserted against an Indemnified Party and it shall have notified the Indemnifying Party thereof, the Indemnifying Party shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary; (ii) the Indemnifying Party has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party; (iii) the defendants in any such proceeding include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 6(a), and by the Partnership, in the case of parties indemnified pursuant to Section 6(b).

(d)                                 Settlements.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify each Indemnified Party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested that an Indemnifying Party reimburse the Indemnified Party for fees and expenses of counsel as contemplated by Section 6(c), the Indemnifying Party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Party of such request and (ii) the Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Indemnified Party is or could have been a party and indemnity was or could have been sought hereunder by such Indemnified Party, unless such settlement, compromise or consent (A) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such action, suit or proceeding and (B) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any Indemnified Party.

(e)                                  Contribution.  If the indemnification provided for in Sections 6(a) and 6(b) above is unavailable to an Indemnified Party or otherwise insufficient to hold harmless an

Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Obligors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Obligors, on the one hand, and the Initial Purchasers on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Obligors on the one hand, and the Initial Purchasers on the other hand, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Obligors from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities.  The relative fault of the Obligors on the one hand, and the Initial Purchasers on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Obligors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)                                   Limitation on Liability.  The Obligors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(e).  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in Section 6(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with any such action or claim.  Notwithstanding the provisions of this Section 6, in no event shall an Initial Purchaser be required to contribute any amount in excess of the total discounts and commissions received by such Initial Purchaser in connection with the Securities distributed by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(g)                                  Non-Exclusive Remedies.  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Party at law or in equity.

7.                                      Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Issuers, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT LLC, the NASDAQ Global Select Market or the NASDAQ Global

Market, (ii) trading of any securities of any Obligor shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) material disruption in securities settlement, payment or clearance services in the United States shall have occurred; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Memorandum and the Offering Memorandum.  Termination of this Agreement pursuant to this Section 7 shall be without liability of any party to any other party except as provided in Section 6 hereof and that Obligors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Section 9(b).

8.                                      Defaulting Initial Purchaser.  (a) If, on the Closing Date, any one or more of the Initial Purchasers defaults on its obligation to purchase Securities that it or they have agreed to purchase hereunder, and the aggregate principal amount of Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed one-tenth of the aggregate principal amount of Securities to be purchased on the Closing Date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Securities set forth opposite their respective names on Schedule 1 bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser.

(b)                                 If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities which it or they have agreed to purchase hereunder on the Closing Date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on Closing Date, and arrangements satisfactory to the Initial Purchasers and the Issuers for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Issuers.  In any such case either the Initial Purchasers or the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Offering Memorandum or in any other documents or arrangements may be effected.

(c)                                  Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuers or any non-defaulting Initial Purchaser for damages caused by its default.

9.                                      Payment of Expenses.  (a) The Obligors agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 7 or Section 8(b) hereof, including all costs and expenses incident to (i) the cost of production and printing of documents with respect to the transactions  contemplated hereby, including any costs of printing the Preliminary Offering Memorandum, the Time of Sale Memorandum and any Offering Memorandum and any amendment or supplement thereto, and any “Blue Sky” memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees, disbursements and expenses of the Obligors’ counsel and accountants in connection with the issuance and sale of the Securities, (iv) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (v) the qualification of the Securities under state securities and “Blue Sky” laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) any fees charged by rating agencies for the rating of the Securities, (vii) all fees and expenses (including reasonable fees and expenses of counsel) of the Obligors in connection with approval of the Securities by the DTC for “book-entry” transfer, (viii) the costs and charges of the Trustee including fees and expenses of Trustee’s counsel, (ix) the costs and expenses of the Obligors in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road show, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Obligors hereunder for which provision is not otherwise made in this Section 9(a).

(b)                                 It is understood, however, that if (i) this Agreement is terminated pursuant to Section 7 or Section 8(b) hereof, (ii) the Obligors for any reason fail to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Obligors agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

10.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 6 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Initial Purchaser shall be deemed a successor merely by reason of such purchase.

11.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Obligors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Obligors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Obligors or the Initial Purchasers.

12.                               No Advisory or Fiduciary Responsibility.  The Obligors acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction among the Obligors, on the one hand, and the Initial Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Initial Purchaser is acting solely as a principal and not the agent or fiduciary of the Obligors, (iii) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of the Obligors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Obligors on other matters) or any other obligation to the Obligors except the obligations expressly set forth in this Agreement and (iv) the Obligors have consulted their own legal and financial advisors to the extent they deemed appropriate.  The Obligors hereby waive any claims that any such entity may have against the Initial Purchasers with respect to any breach of fiduciary duty to the Obligors in connection with this offering.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Obligors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof.  The Obligors hereby waive and release, to the fullest extent permitted by law, any claims that the Obligors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

13.                               Authority of the Representatives.  Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.

14.                               Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

15.                               Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.

If to the Initial Purchasers:

Attention: High Yield Capital Markets

RBC Capital Markets, LLC

Three World Financial Center, 8th Floor

200 Vesey Street, New York, New York 10281,

Fax: (212) 858-8337

Attention:  Leveraged Debt Capital Markets

Deutsche Bank Securities Inc.

60 Wall Street, New York, New York 10005, Second Floor

Fax: (212) 797-4877

with a copy to:

Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Facsimile: (713) 615-5141
Attention: David H. Stone

If to the Obligors:

NGL Energy Partners LP
6120 South Yale Avenue, Suite 805
Tulsa, Oklahoma 74136
Facsimile: (918) 481-5896
Attention: Chief Executive Officer

with a copy to:

Andrews Kurth Kenyon LLP
600 Travis, Suite 4200
Houston, Texas 77002
Facsimile: (713) 238-7279
Attention: G. Michael O’Leary

16.                               Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

17.                               Counterparts.  This Agreement may be signed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.                               Headings.  The headings of the sections of this Agreement are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

19.                               Definitions.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Agreement” means this Purchase Agreement dated February 16, 2017 by and among the Obligors and the Initial Purchasers.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated February 14, 2017, by and among NGL Energy Operating LLC, the other subsidiary borrowers party thereto, the Partnership, Deutsche Bank Trust Company Americas, as administrative agent, and the other financial institutions party thereto, as amended, supplemented or otherwise modified.

“General Partner Agreement” means the Third Amended and Restated Limited Liability Company Agreement of NGL Energy Holdings LLC, as amended, supplemented or otherwise modified.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Management GP Members” means EMG I NGL GP Holdings, LLC, EMG II NGL GP Holdings, LLC, Coady Enterprises, LLC, KrimGP2010, LLC, Krimbill Capital Group, LLC, Thorndike, LLC, and V E Properties XI, LLC.

“Management Partners” means Bryan Guderian, H. Michael Krimbill, KrimGP2010 LLC, Krim2010, LLC, Krimbill Enterprises LP, Krimbill Enterprises LP, James Kneale, Robert W. Karlovich III, Shawn Coady, Coady Enterprises, LLC, SWC Family Partnership LP, 2012 Shawn W. Coady Irrevocable Insurance Trust, Todd M. Coady, Tara Nicole Coady Trust II, Colleen Blair Coady Trust, TMC Family Partnership LP, 2012 Todd M. Coady Irrevocable Insurance Trust, Thorndike, LLC, Stephen Cropper, Donna L. Cropper Revocable Living Trust, James Collingsworth, Vincent Osterman, AO Energy Inc., Milford Propane Inc., Osterman Propane Inc., E. Osterman, Inc., The Osterman Family Foundation, E. Osterman Gas Services, Inc., E. Osterman Propane Inc., Propane Gas, LLC, Saveway Propane Gas Services, Inc., John T. Raymond and Patrick Wade.

“Note Purchase Agreement” means the Note Purchase Agreement, dated June 19, 2012, among the Partnership and the purchasers named therein, as amended, supplemented or otherwise modified.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, supplemented or otherwise modified.

“Partnership Documents” means (a) all Subject Instruments and (b) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which the Partnership or any Subsidiary is a party or by which the Partnership or any Subsidiary is bound or to which any of the property or assets of the Partnership or any

Subsidiary is subject that solely in the case of this clause (b), are material with respect to the Partnership and its Subsidiaries taken as a whole.

“Repayment Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Partnership Entities.

“Specified GP Holders” means the Management GP Members, EMG I NGL GP Holdings, LLC, a Delaware limited liability company, EMG II NGL GP Holdings, LLC, a Delaware limited liability company, SemGroup Corporation, a Delaware corporation, and each of their respective affiliates.

“Subject Instruments” means the Credit Agreement and all other instruments, agreements and documents filed as exhibits to the Partnership’s Annual Report on Form 10-K for the year ended March 31, 2016 and any Current Report on Form 8-K filed by the Partnership since March 31, 2016; provided, that if any instrument, agreement or other document filed as an exhibit as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

(Signature Pages Follow)

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

ISSUERS:

NGL ENERGY PARTNERS LP

By:	NGL Energy Holdings LLC,
its general partner

By:	/s/ H. Michael Krimbill
Name: H. Michael Krimbill
Title: CEO

NGL ENERGY FINANCE CORP.

By:	/s/ H. Michael Krimbill
Name: H. Michael Krimbill
Title: CEO

GUARANTORS:

NGL ENERGY OPERATING LLC
NGL CRUDE LOGISTICS, LLC
NGL PROPANE, LLC
NGL LIQUIDS, LLC
NGL WATER SOLUTIONS, LLC
NGL CRUDE TRANSPORTATION, LLC
NGL CRUDE CUSHING, LLC
HIGH SIERRA CRUDE OIL & MARKETING, LLC
NGL CRUDE PIPELINES, LLC
NGL ENERGY LOGISTICS, LLC
NGL ENERGY HOLDINGS II, LLC
NGL CRUDE TERMINALS, LLC
NGL CRUDE CANADA HOLDINGS, LLC
NGL MARINE, LLC
OSTERMAN PROPANE, LLC
HICKSGAS, LLC
NGL-NE REAL ESTATE, LLC
NGL-MA REAL ESTATE, LLC
NGL-MA, LLC

[Signature Page to Purchase Agreement]

CENTENNIAL ENERGY, LLC
NGL SHIPPING AND TRADING, LLC
NGL SUPPLY WHOLESALE, LLC
CENTENNIAL GAS LIQUIDS ULC
ANTICLINE DISPOSAL, LLC
NGL WATER SOLUTIONS BAKKEN, LLC
NGL WATER SOLUTIONS DJ, LLC
NGL WATER SOLUTIONS EAGLE FORD, LLC
NGL WATER SOLUTIONS MID-CONTINENT, LLC
NGL WATER SOLUTIONS PERMIAN, LLC
GRAND MESA PIPELINE, LLC
NGL MILAN INVESTMENTS, LLC
SAWTOOTH NGL CAVERNS, LLC
NGL SUPPLY TERMINAL SOLUTION MINING, LLC
NGL SUPPLY TERMINAL COMPANY, LLC
NGL ENERGY EQUIPMENT LLC
CHOYA OPERATING, LLC
OPR, LLC
NGL CRUDE CANADA ULC

By:	/s/ H. Michael Krimbill
Name:	H. Michael Krimbill
Title:	CEO

TRANSMONTAIGNE LLC
TRANSMONTAIGNE PRODUCT SERVICES LLC
TRANSMONTAIGNE SERVICES LLC

By:	/s/ H. Michael Krimbill
Name:	H. Michael Krimbill
Title:	CEO

HIGH SIERRA ENERGY, LP

By:	High Sierra Energy GP, LLC

By:	/s/ H. Michael Krimbill
Name:	H. Michael Krimbill
Title:	CEO

[Signature Page to Purchase Agreement]

Accepted: As of the date first written above

RBC CAPITAL MARKETS, LLC

By:	/s/ James S. Wolfe
Name: James S. Wolfe
Title: Managing Director - Head of Global Leveraged Finance

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Patrick Gallagher
Name: Patrick Gallagher
Title: Director

By:	/s/ Frank Fazio
Name: Frank Fazio
Title: Managing Director

For themselves and as Representatives of the several Initial Purchasers listed in Schedule 1 hereto.

[Signature Page to Purchase Agreement]

SCHEDULE 1

Initial Purchasers	Aggregate Principal Amount of Securities
RBC Capital Markets, LLC	105,000,000
Deutsche Bank Securities Inc.	80,000,000
TD Securities (USA) LLC	60,000,000
BNP Paribas Securities Corp.	50,000,000
ABN AMRO Securities (USA) LLC	37,500,000
Barclays Capital Inc.	37,500,000
Mizuho Securities USA Inc.	37,500,000
PNC Capital Markets LLC	37,500,000
Goldman, Sachs & Co.	25,000,000
Citizens Capital Markets, Inc.	20,000,000
Macquarie Capital (USA) Inc.	10,000,000
Total	$500,000,000

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SCHEDULE 2

Guarantor	Jurisdiction of Organization
NGL Energy Operating LLC	Delaware
NGL Crude Logistics, LLC	Delaware
NGL Propane, LLC	Delaware
NGL Liquids, LLC	Delaware
NGL Crude Transportation, LLC	Colorado
NGL Crude Cushing, LLC	Oklahoma
High Sierra Crude Oil & Marketing, LLC	Colorado
High Sierra Energy, LP	Delaware
NGL Crude Pipelines, LLC	Oklahoma
NGL Energy Logistics, LLC	Delaware
NGL Energy Holdings II, LLC	Delaware
NGL Crude Terminals, LLC	Delaware
NGL Crude Canada Holdings, LLC	Colorado
NGL Marine, LLC	Texas
Osterman Propane, LLC	Delaware
Hicksgas, LLC	Delaware
NGL-NE Real Estate, LLC	Delaware
NGL-MA Real Estate, LLC	Delaware
NGL-MA, LLC	Delaware
Centennial Energy, LLC	Colorado
Centennial Gas Liquids ULC	Alberta
NGL Shipping and Trading, LLC	Delaware
NGL Supply Terminal Company, LLC	Delaware
NGL Supply Wholesale, LLC	Delaware
NGL Water Solutions, LLC	Colorado
AntiCline Disposal, LLC	Wyoming
NGL Water Solutions Bakken, LLC	Colorado
NGL Water Solutions DJ, LLC	Colorado
NGL Water Solutions Eagle Ford, LLC	Delaware
NGL Water Solutions Mid-Continent, LLC	Colorado
NGL Water Solutions Permian, LLC	Colorado
TransMontaigne LLC	Delaware
TransMontaigne Product Services LLC	Delaware
TransMontaigne Services LLC	Delaware
Sawtooth NGL Caverns, LLC	Delaware
NGL Milan Investments, LLC	Colorado
Grand Mesa Pipeline, LLC	Delaware
NGL Supply Terminal Solution Mining, LLC	Utah
NGL Energy Equipment LLC	Colorado
Choya Operating, LLC	Texas
OPR, LLC	Delaware
NGL Crude Canada ULC	Alberta

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SCHEDULE 3

Non-Guarantor Subsidiaries	Jurisdiction of Organization
Atlantic Propane LLC	Oklahoma
Indigo Injection #3-1, LLC	Delaware
NGL Hutch, LLC	Delaware
NGL Gateway Terminals, Inc.	Ontario
High Sierra Energy GP, LLC	Colorado
NGL Water Pipelines, LLC	Texas
Varata, LLC	Texas

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SCHEDULE 4

Entities owned directly or indirectly in part by the Partnership

Atlantic Propane, LLC

E Energy Adams, LLC

Glass Mountain Pipeline, LLC

Indigo Injection #3-1, LLC

Victory Propane, LLC

NGL Solids Solutions, LLC

NGL Water Pipelines, LLC

1

EXHIBIT A

Time of Sale Memorandum

1.	Pricing Supplement containing the terms of the Securities, substantially in the form of Exhibit B hereto.

Exhibit A-1

EXHIBIT B

Form of Pricing Supplement

PRICING SUPPLEMENT	Strictly Confidential

February 16, 2017

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum dated February 15, 2017 (the “Preliminary Offering Memorandum”).  The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.  Information in the Preliminary Offering Memorandum that may be derived from the information set forth in this Pricing Supplement shall be deemed updated and superseded by information that could be derived from the information set forth herein.  Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Offering Memorandum.

The offer and sale of the Notes and the guarantees thereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws. Accordingly, the Notes and the guarantees thereof are being offered and sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act, and outside the United States to persons other than U.S. persons, in reliance on Regulation S under the Securities Act.

Terms Applicable to the 6.125% Senior Notes due 2025 (the “Notes”)

Issuers:	NGL Energy Partners LP and NGL Energy Finance Corp.

Aggregate Principal Amount:	$500,000,000 (increased from $450,000,000)

Gross Proceeds:	$500,000,000

Title of Securities:	6.125% Senior Notes due 2025

Final Maturity Date:	March 1, 2025

Issue Price:	100% of the principal amount, plus accrued interest, if any, from February 22, 2017, if settlement occurs after that date

Interest Rate:	6.125% per annum

Exhibit B-1

Yield to Maturity:	6.125%

Benchmark Treasury:	UST 2% due February 15, 2025

Benchmark Treasury Yield:	2.378%

Spread to Benchmark Treasury:	374.7 bps

Interest Payment Dates:	March 1 and September 1, beginning on September 1, 2017

Record Dates:	February 15 and August 15

Ratings:	Moody’s: B2	S&P: BB-	Fitch: B+

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time, and each rating should be evaluated independently of any other rating.

Redemption Provisions:

On or after March 1, 2020, NGL Energy may redeem all or a part of the Notes, from time to time, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes to be redeemed to, but excluding, the applicable redemption date (subject to the rights of holders of Notes on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date), if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

	Year		Redemption Price
	2020		104.5938%
	2021		103.0625%
	2022		101.5313%
	2023 and thereafter		100.0000%

Prior to March 1, 2020, NGL Energy may redeem all or a part of the Notes at a redemption price equal to a “make-whole price,” with such “make-whole price” with respect to any Notes to be redeemed being equal to an amount that is the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of (a) the redemption price of such Notes at March 1, 2020, as set forth above, and (b) the remaining scheduled payments of interest from the redemption date to March 1, 2020 (not including any portion of such payments of interest accrued as of the redemption date) discounted back to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points; plus in the case of both (i) and (ii), accrued and unpaid interest on such Notes, if any, to, but excluding, the

Exhibit B-2

redemption date.

Prior to March 1, 2020, NGL Energy may on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes outstanding under the Indenture (which may include Additional Notes) with an amount of cash not greater than the amount of net cash proceeds from one or more Equity Offerings at a redemption price equal to 106.125% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes to be redeemed to the redemption date.

Change of Control:

If NGL Energy experiences a Change of Control (which in certain cases may require the change of control event to be followed by a rating decline), it must offer to repurchase the Notes at 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest on the Notes repurchased to the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Joint Book-Running Managers:

RBC Capital Markets, LLC

Deutsche Bank Securities Inc.

TD Securities (USA) LLC

BNP Paribas Securities Corp.

ABN AMRO Securities (USA) LLC

Barclays Capital Inc.

Mizuho Securities USA Inc.

PNC Capital Markets LLC

Goldman, Sachs & Co.

Co-Managers:	Citizens Capital Markets, Inc. Macquarie Capital (USA) Inc.

Trade Date:	February 16, 2017

Settlement Date:	February 22, 2017 (T+3)

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Distribution:	144A/Regulation S with registration rights as set forth in the Preliminary Offering Memorandum

CUSIP and ISIN Numbers:	144A Notes: CUSIP: 62913T AL6 ISIN: US62913TAL61	Regulation S Notes: CUSIP: U65365 AE5 ISIN: USU65365AE58

Additional Information:

Ranking Disclosure.

As of December 31, 2016, after giving pro forma effect to this offering and the application of the proceeds from this offering of senior notes and from NGL Energy’s concurrent offering of common units as described under “Use of

Exhibit B-3

Proceeds,” NGL Energy would have had approximately $3.1 billion of total long-term debt, approximately $1.1 billion of which would have been secured indebtedness, and NGL Energy would have had approximately $860.5 million of remaining borrowing capacity under its Credit Agreement, after giving effect to the recent amendment and restatement of its Credit Agreement (net of $79.6  million of outstanding letters of credit).

Use of Proceeds

The following paragraph supersedes and replaces in its entirety the fourth and fifth paragraphs under the heading “Use of Proceeds” on page 20 of the Preliminary Offering Memorandum.

On February 15, 2017, NGL Energy priced a public offering of 8,800,000 common units (plus an additional 1,320,000 common units subject to a purchase option granted to the underwriters).  The gross proceeds of the common unit offering (before deducting underwriting discounts and expenses) will be approximately $197,560,000, or $227,194,000 if the underwriters exercise their purchase option in full.

Capitalization Disclosure

Amounts appearing in the table under the caption “Capitalization” in the Preliminary Offering Memorandum are updated as set forth below:

	As Adjusted	As Further Adjusted
	(amounts in thousands)
Expansion Capital borrowings	$147,000	$—
Working Capital borrowings	$875,500	$824,940
Total long-term debt	$3,283,580	$3,086,020
Total long-term debt, net of current maturities	$3,250,079	$3,052,519
Limited partners—99.9% interest	$1,969,113	$2,166,673
Total equity	$1,947,275	$2,144,835
Total capitalization	$5,292,025	$5,292,025

In addition, footnote (2) under such table should be replaced with the following: “Proceeds from the concurrent public equity offering are calculated assuming a gross proceeds amount of $197,560,000.  Actual proceeds will differ and will be reduced by offering expenses and discounts and commissions.”

This material is strictly confidential and is for your information only and is not intended to be used by anyone other than you.  This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the Notes. This Pricing Supplement supplements the description of the Notes and the offering in the Preliminary Offering Memorandum and does not purport to be complete.  Please refer to the Preliminary Offering Memorandum for a more complete description.

This communication is not intended to be a confirmation as required under Rule 10b-10 of the Securities Exchange Act of 1934, as amended.  A formal confirmation will be delivered to you separately.  This communication shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.  The Notes will be offered and sold to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act, and to persons in offshore transactions in reliance on Regulation S under the Securities Act.  The Notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirement.

Exhibit B-4

Any disclaimers or other notices that may appear below the text of this legend are not applicable to this Pricing Supplement and should be disregarded.  Such disclaimers or other notices may have been automatically generated as a result of this Pricing Supplement being sent via, or posted on, Bloomberg email or another electronic communication.

Exhibit B-5

EXHIBIT C

Form of Opinion of Partnership Counsel

February 22, 2017

To each of the Initial Purchasers named
in the Purchase Agreement referenced herein

c/o                               RBC Capital Markets, LLC

Three World Financial Center, 8th Floor

200 Vesey Street

New York, New York 10281

Re:                             6.125% Senior Notes due 2025 issued by NGL Energy Partners LP and NGL Energy Finance Corp.

Ladies and Gentlemen:

We have acted as special counsel to NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), and NGL Energy Finance Corp., a Delaware corporation (the “Co-Issuer”), in connection with the Purchase Agreement dated February 16, 2017 (the “Purchase Agreement”) among (i) the Partnership, (ii) the Co-Issuer, (iii) the subsidiaries of the Partnership named therein as parties thereto, and (iv) RBC Capital Markets, LLC and Deutsche Bank Securities Inc., as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), relating to the sale by the Partnership and the Co-Issuer to the Initial Purchasers of $500,000,000 aggregate principal amount of 6.125% Senior Notes due 2025 (the “Initial Securities”) issued jointly by the Partnership and the Co-Issuer.  The Initial Securities are being issued under an Indenture dated as of February 22, 2017 (the “Indenture”) among the Partnership, the Co-Issuer, the subsidiaries of the Partnership named therein as parties thereto and as guarantors of the Initial Securities (collectively, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).  The Partnership and the Co-Issuer are referred to collectively herein as the “Issuers.”  The Issuers and the Guarantors are referred to collectively herein as the “Obligors.”

The Obligors and the Initial Purchasers have entered into a Registration Rights Agreement dated as of February 22, 2017 (the “Registration Rights Agreement”), pursuant to which the Obligors have agreed to file, under certain conditions, with the Securities and Exchange Commission (the “SEC”), a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an offer (the “Exchange Offer”) by the Obligors to the holders of the Initial Securities to issue and deliver to such holders, in exchange for their Initial Securities, a like principal amount of new debt securities (the “Exchange Securities”)

identical to the Initial Securities in all material respects, except that the Exchange Securities will not (except in specified circumstances) be subject to restrictions on transfer.

We are furnishing this opinion letter to you pursuant to Section 5(f) of the Purchase Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)                                 the Issuers’ Preliminary Offering Memorandum dated February 15, 2017 (the “Preliminary Offering Memorandum”) relating to the Initial Securities;

(b)                                 the Issuers’ Offering Memorandum dated February 16, 2017 (the “Offering Memorandum”) relating to the Initial Securities;

(c)                                  the Issuers’ pricing term sheet dated February 16, 2017 (the “Pricing Term Sheet”), relating to the Initial Securities (such Pricing Term Sheet, together with the Preliminary Offering Memorandum, being referred to herein as the “Disclosure Package”);

(d)                                 each of the Partnership’s reports that have been filed with the SEC and are incorporated by reference in the Offering Memorandum (the “Incorporated Documents”);

(e)                                  the Indenture;

(f)                                   the form of the Initial Securities and the form of the Exchange Securities;

(g)                                  the global note executed by the Issuers pursuant to the Indenture, in the aggregate principal amount of $[•] (the “144A Global Note”), representing the Initial Securities purchased and sold pursuant to the Purchase Agreement with a view toward resale in reliance on Rule 144A under the Securities Act;

(h)                                 the global note executed by the Issuers pursuant to the Indenture, in the aggregate principal amount of $[•] (the “Regulation S Temporary Global Note”), representing the Initial Securities purchased and sold pursuant to the Purchase Agreement with a view toward resale in reliance on Regulation S under the Securities Act;

(i)                                     the global note executed by the Issuers pursuant to the Indenture, in the initial aggregate principal amount of $0 (the “Regulation S Permanent Global Note” and together with the 144A Global Note and the Regulation S Temporary Global Note, the “Global Notes”), representing the Securities that may be exchanged following termination of the Restricted Period (as defined in the Indenture) for Securities represented by the Regulation S Temporary Global Note;

(j)                                    the Purchase Agreement;

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(k)                                 the Registration Rights Agreement;

(l)                                     the Amended Certificate of Formation of NGL Energy Holdings LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), certified by the Secretary of State of the State of Delaware as of February [•], 2017, and certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (p) below, the date of the Purchase Agreement and the date hereof (the “General Partner Certificate of Formation”);

(m)                             the Third Amended and Restated Limited Liability Company Agreement of the General Partner, as amended by Amendment No. 1 to Third Amended and Restated Limited Liability Company Agreement, Amendment No. 2 to Third Amended and Restated Limited Liability Company Agreement and Amendment No. 3 to Third Amended and Restated Limited Liability Company Agreement, certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (p) below, the date of the Purchase Agreement and the date hereof (the “General Partner LLC Agreement”);

(n)                                 the Amended Certificate of Limited Partnership of the Partnership, certified by the Secretary of State of the State of Delaware as of February [•], 2017, and certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (p) below, the date of the Purchase Agreement and the date hereof (the “Certificate of Limited Partnership”);

(o)                                 the Third Amended and Restated Agreement of Limited Partnership of the Partnership, certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (p) below, the date of the Purchase Agreement and the date hereof (the “Partnership Agreement”);

(p)                                 resolutions of the Board of Directors of the General Partner dated February [•], 2017, and resolutions of the Pricing Committee of the Board of Directors of the General Partner dated February [•], 2017, certified by the Secretary of the General Partner;

(q)                                 the Certificate of Incorporation of the Co-Issuer, certified by the Secretary of State of the State of Delaware as in effect on February [•], 2017, and certified by the Secretary of the Co-Issuer as in effect on each of the dates of the adoption of the resolutions specified in paragraph (s) below, the date of the Purchase Agreement and the date hereof (the “Co-Issuer Certificate of Incorporation”);

(r)                                    the Bylaws of the Co-Issuer, certified by the Secretary of the Co-Issuer as in effect on each of the dates of the adoption of the resolutions specified in paragraph (s) below, the date of the Purchase Agreement and the date hereof (the “Co-Issuer Bylaws”);

3

(s)                                   resolutions of the Board of Directors of the Co-Issuer dated February [•], 2017, certified by the Secretary of the Co-Issuer;

(t)                                    the Amended Certificate of Formation of NGL Energy Operating LLC, certified by the Secretary of State of the State of Delaware as of February [•], 2017, and certified by the Secretary of NGL Energy Operating LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (v) below, the date of the Purchase Agreement and the date hereof;

(u)                                 the Limited Liability Company Agreement of NGL Energy Operating LLC, as amended by the First Amendment thereto, certified by the Secretary of NGL Energy Operating LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (v) below, the date of the Purchase Agreement and the date hereof;

(v)                                 resolutions of the sole member of NGL Energy Operating LLC dated February [•], 2017, certified by the Secretary of NGL Energy Operating LLC;

(w)                               the Certificate of Formation of NGL Liquids, LLC, f/k/a NGL Supply, LLC, certified by the Secretary of State of the State of Delaware as of February [•], 2017, and certified by the Secretary of NGL Supply, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (y) below, the date of the Purchase Agreement and the date hereof;

(x)                                 the First Amended and Restated Limited Liability Company Agreement of NGL Liquids, LLC, f/k/a NGL Supply, LLC, certified by the Secretary of NGL Liquids, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (y) below, the date of the Purchase Agreement and the date hereof;

(y)                                 resolutions of the sole member of NGL Liquids, LLC dated February [•], 2017, certified by the Secretary of NGL Liquids, LLC;

(z)                                  the Certificate of Formation of Hicksgas, LLC, certified by the Secretary of State of the State of Delaware as of February [•], 2017, and certified by the Secretary of Hicksgas, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (bb) below, the date of the Purchase Agreement and the date hereof;

(aa)                          the First Amended and Restated Limited Liability Company Agreement of Hicksgas LLC, certified by the Secretary of Hicksgas LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (bb) below, the date of the Purchase Agreement and the date hereof;

(bb)                          resolutions of the sole member of Hicksgas, LLC dated February [•], 2017, certified by the Secretary of Hicksgas, LLC;

4

(cc)                            the Certificate of Formation of NGL Propane, LLC, f/k/a NGL Supply Retail, LLC, as amended by the Certificate of Amendment thereto, certified by the Secretary of State of the State of Delaware as of February [•], 2017, and certified by the Secretary of NGL Supply Retail, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (ee) below, the date of the Purchase Agreement and the date hereof;

(dd)                          the Limited Liability Company Agreement of NGL Propane, LLC, f/k/a NGL Supply Retail, LLC, certified by the Secretary of NGL Supply Retail, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (ee) below, the date of the Purchase Agreement and the date hereof;

(ee)                            resolutions of the sole member of NGL Propane, LLC dated February [•], 2017, certified by the Secretary of NGL Propane, LLC;

(ff)                              the Certificate of Limited Partnership of High Sierra Energy, LP, certified by the Secretary of State of the State of Delaware as of February [•], 2017, and certified by the Secretary of High Sierra Energy GP, LLC, the general partner of High Sierra Energy, LP, as in effect on each of the dates of the adoption of the resolutions specified in paragraph (hh) below, the date of the Purchase Agreement and the date hereof;

(gg)                            the Third Amended and Restated Agreement of Limited Partnership of High Sierra Energy, LP, dated effective as of April 9, 2007, as amended by Amendment No. 1 thereto, dated as of May 11, 2011, certified by the Secretary of High Sierra Energy GP, LLC, the general partner of High Sierra Energy, LP, as in effect on each of the dates of the adoption of the resolutions specified in paragraph (hh) below, the date of the Purchase Agreement and the date hereof;

(hh)                          resolutions of High Sierra Energy GP, LLC, the general partner of High Sierra Energy, LP, dated February [•], 2017, certified by the Secretary of High Sierra Energy GP, LLC;

(ii)                                  the Certificate of Formation of NGL Supply Wholesale, LLC, as amended by the Certificate of Merger of NGL Supply Wholesale, LLC, certified by the Secretary of State of the State of Delaware as of February [•], 2017, and certified by the Secretary of NGL Supply Wholesale, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (kk) below, the date of the Purchase Agreement and the date hereof;

(jj)                                the Limited Liability Company Agreement of NGL Supply Wholesale, LLC, certified by the Secretary of NGL Supply Wholesale, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (kk) below, the date of the Purchase Agreement and the date hereof;

5

(kk)                          resolutions of the sole member of NGL Supply Wholesale, LLC dated February [•], 2017, certified by the Secretary of NGL Supply Wholesale, LLC;

(ll)                                  the Certificate of Formation of NGL Supply Terminal Company, LLC, as amended by the Certificate of Merger of NGL Supply Terminal Company, LLC, certified by the Secretary of State of the State of Delaware as of February [•], 2017, and certified by the Secretary of NGL Supply Terminal Company, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (nn) below, the date of the Purchase Agreement and the date hereof;

(mm)                  the Limited Liability Company Agreement of NGL Supply Terminal Company, LLC, certified by the Secretary of NGL Supply Terminal Company, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (nn) below, the date of the Purchase Agreement and the date hereof;

(nn)                          resolutions of the sole member of NGL Supply Terminal Company, LLC dated February [•], 2017, certified by the Secretary of NGL Supply Terminal Company, LLC;

(oo)                          the Certificate of Formation of NGL Shipping and Trading, LLC, f/k/a Gavilon Shipping and Trading, LLC, f/k/a Matador Shipping and Trading, LLC, certified by the Secretary of State of the State of Delaware as of February [•], 2017, and certified by the Secretary of NGL Shipping and Trading, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (qq) below, the date of the Purchase Agreement and the date hereof;

(pp)                          the Second Amended and Restated Operating Agreement of NGL Shipping and Trading, LLC, f/k/a Gavilon Shipping and Trading, LLC, certified by the Secretary of NGL Shipping and Trading, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (qq) below, the date of the Purchase Agreement and the date hereof;

(qq)                          resolutions of the sole member of NGL Shipping and Trading, LLC dated February [•], 2017, certified by the Secretary of NGL Shipping and Trading, LLC;

(rr)                                the Certificate of Formation of Osterman Propane, LLC, as amended by the Certificate of Merger of Osterman Propane, LLC, certified by the Secretary of State of the State of Delaware as of February [•], 2017, and certified by the Secretary of Osterman Propane, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (tt) below, the date of the Purchase Agreement and the date hereof;

(ss)                              the Limited Liability Company Agreement of Osterman Propane, LLC, certified by the Secretary of Osterman Propane, LLC as in effect on each of the dates of

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the adoption of the resolutions specified in paragraph (tt) below, the date of the Purchase Agreement and the date hereof;

(tt)                                resolutions of the sole member of Osterman Propane, LLC dated February [•], 2017, certified by the Secretary of Osterman Propane, LLC;

(uu)                          the Certificate of Formation of NGL-NE Real Estate, LLC, certified by the Secretary of State of the State of Delaware as of February [•], 2017, and certified by the Secretary of NGL-NE Real Estate, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (ww) below, the date of the Purchase Agreement and the date hereof;

(vv)                          the Limited Liability Company Agreement of NGL-NE Real Estate, LLC, certified by the Secretary of NGL-NE Real Estate, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (ww) below, the date of the Purchase Agreement and the date hereof;

(ww)                      resolutions of the sole member of NGL-NE Real Estate, LLC dated February [•], 2017, certified by the Secretary of NGL-NE Real Estate, LLC;

(xx)                          the Certificate of Formation of NGL-MA Real Estate, LLC, certified by the Secretary of State of the State of Delaware as of February [•], 2017, and certified by the Secretary of NGL-MA Real Estate, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (zz) below, the date of the Purchase Agreement and the date hereof;

(yy)                          the Limited Liability Company Agreement of NGL-MA Real Estate, LLC, certified by the Secretary of NGL-MA Real Estate, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (zz) below, the date of the Purchase Agreement and the date hereof;

(zz)                            resolutions of the sole member of NGL-MA Real Estate, LLC dated February [•], 2017, certified by the Secretary of NGL-MA Real Estate, LLC;

(aaa)                   the Certificate of Formation of NGL-MA, LLC, certified by the Secretary of State of the State of Delaware as of February [•], 2017, and certified by the Secretary of NGL-MA, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (ccc) below, the date of the Purchase Agreement and the date hereof;

(bbb)                   the Limited Liability Company Agreement of NGL-MA, LLC, certified by the Secretary of NGL-MA, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (ccc) below, the date of the Purchase Agreement and the date hereof;

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(ccc)                      resolutions of the sole member of NGL-MA, LLC dated February [•], 2017, certified by the Secretary of NGL-MA, LLC;

(ddd)                   the Certificate of Formation of NGL Water Solutions Eagle Ford, LLC, f/k/a High Sierra Water-Eagle Ford, LLC, as amended by the Certificate of Merger of High Sierra Water-Eagle Ford, LLC and as further amended by the Certificate of Amendment to the Certificate of Formation of NGL Water-Eagle Ford, LLC, certified by the Secretary of State of the State of Delaware as of February [•], 2017, and certified by the Secretary of NGL Water Solutions Eagle Ford, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (fff) below, the date of the Purchase Agreement and the date hereof;

(eee)                      the Amended and Restated Limited Liability Company Agreement of NGL Water Solutions Eagle Ford, LLC, certified by the Secretary of NGL Water Solutions Eagle Ford, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (fff) below, the date of the Purchase Agreement and the date hereof;

(fff)                         resolutions of the sole member of NGL Water Solutions Eagle Ford, LLC February [•], 2017, certified by the Secretary of NGL Water Solutions Eagle Ford, LLC;

(ggg)                      the Amended Articles of Organization of NGL Marine, LLC, certified by the Secretary of State of the State of Texas as of February [•], 2017, and certified by the Secretary of NGL Marine, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (iii) below, the date of the Purchase Agreement and the date hereof;

(hhh)                   the Second Amended and Restated Limited Liability Company Agreement of NGL Marine, LLC, certified by the Secretary of NGL Marine, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (iii) below, the date of the Purchase Agreement and the date hereof;

(iii)                               resolutions of the sole member of NGL Marine, LLC dated February [•], 2017, certified by the Secretary of NGL Marine, LLC;

(jjj)                            the Certificate of Formation of NGL Crude Logistics, LLC, certified by the Secretary of State of the State of Delaware as of February [•], 2017, and certified by the Secretary of NGL Crude Logistics, LLC as in in effect on the dates of the resolutions specified in paragraph (lll) below, the date of the Purchase Agreement and the date hereof;

(kkk)                   the Third Amended and Restated Operating Agreement of NGL Crude Logistics, LLC, certified by the Secretary of NGL Crude Logistics, LLC as in effect on

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each of the dates of the adoption of the resolutions specified in paragraph (lll) below, the date of the Purchase Agreement and the date hereof;

(lll)                               resolutions of the sole member of NGL Crude Logistics, LLC dated February [•], 2017, certified by the Secretary of NGL Crude Logistics, LLC;

(mmm)       the Certificate of Formation of NGL Energy Logistics, LLC, f/k/a Gavilon Energy Logistics, LLC, as amended, certified by the Secretary of State of the State of Delaware as of February [•], 2017, and certified by the Secretary of NGL Energy Logistics, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (ooo) below, the date of the Purchase Agreement and the date hereof;

(nnn)                   the Amended and Restated Operating Agreement of NGL Energy Logistics, LLC, f/k/a Gavilon Energy Logistics, LLC, certified by the Secretary of NGL Energy Logistics, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (ooo) below, the date of the Purchase Agreement and the date hereof

(ooo)                   resolutions of the sole member of NGL Energy Logistics, LLC dated February [•], 2017, certified by the Secretary of NGL Energy Logistics, LLC;

(ppp)                   the Certificate of Formation of NGL Energy Holdings II, LLC, f/k/a Gavilon Energy Holdings II, LLC, f/k/a Gavilon Energy Storage II, LLC, as amended, certified by the Secretary of State of the State of Delaware as of February [•], 2017, and certified by the Secretary of NGL Energy Holdings II, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (rrr) below, the date of the Purchase Agreement and the date hereof;

(qqq)                   the Amended and Restated Operating Agreement of NGL Energy Holdings II, LLC, f/k/a Gavilon Energy Holdings II, LLC, f/k/a Gavilon Energy Storage II, LLC, certified by the Secretary of NGL Energy Holdings II, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (rrr) below, the date of the Purchase Agreement and the date hereof;

(rrr)                            resolutions of the sole member of NGL Energy Holdings II, LLC dated February [•], 2017, certified by the Secretary of NGL Energy Holdings II, LLC;

(sss)                         the Certificate of Formation of NGL Crude Terminals, LLC, f/k/a Gavilon Midstream Energy, LLC, certified by the Secretary of State of the State of Delaware on February [•], 2017, and certified by the Secretary of NGL Crude Terminals, LLC as in effect on each of the dates of the resolutions specified in paragraph (uuu) below, the date of the Purchase Agreement and the date hereof;

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(ttt)                            the Amended and Restated Operating Agreement of NGL Crude Terminals, LLC, f/k/a Gavilon Midstream Energy, LLC, certified by the Secretary of NGL Crude Terminals, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (uuu) below, the date of the Purchase Agreement and the date hereof;

(uuu)                   resolutions of the sole member of NGL Crude Terminals, LLC dated February [•], 2017, certified by the Secretary of NGL Crude Terminals, LLC;

(vvv)                   the Certificate of Formation of Sawtooth NGL Caverns, LLC, f/k/a Magnum NGLs, LLC, as amended, certified by the Secretary of State of the State of Delaware on February [•], 2017, and certified by the Secretary of Sawtooth NGL Caverns, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (xxx) below, the date of the Purchase Agreement and the date hereof;

(www)             the First Amended and Restated Limited Liability Company Agreement of Sawtooth NGL Caverns, LLC, f/k/a Magnum NGLs, LLC, certified by the Secretary of Sawtooth NGL Caverns, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (xxx) below, the date of the Purchase Agreement and the date hereof;

(xxx)                   resolutions of the sole member of Sawtooth NGL Caverns, LLC dated February [•], 2017, certified by the Secretary of Sawtooth NGL Caverns, LLC;

(yyy)                   the Certificate of Formation of Grand Mesa Pipeline, LLC, certified by the Secretary of State of the State of Delaware on February [•], 2017, and certified by the Secretary of Grand Mesa Pipeline, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (aaaa) below, the date of the Purchase Agreement and the date hereof;

(zzz)                      the First Amended and Restated Limited Liability Company Agreement of Grand Mesa Pipeline, LLC, certified by the Secretary of Grand Mesa Pipeline, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (aaaa) below, the date of the Purchase Agreement and the date hereof;

(aaaa)            resolutions of the sole member of Grand Mesa Pipeline, LLC dated February [•], 2017, certified by the Secretary of Grand Mesa Pipeline, LLC;

(bbbb)            the Certificate of Formation of Choya Operating, LLC, certified by the Secretary of State of the State of Texas on February [•], 2017, and certified by the Secretary of Choya Operating, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (dddd) below, the date of the Purchase Agreement and the date hereof;

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(cccc)                the Second Amended and Restated Limited Liability Company Agreement of Choya Operating, LLC, certified by the Secretary of Choya Operating, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (dddd) below, the date of the Purchase Agreement and the date hereof;

(dddd)            resolutions of the sole member of Choya Operating, LLC dated February [•], 2017, certified by the Secretary of Choya Operating, LLC;

(eeee)                the Certificate of Formation of OPR, LLC, certified by the Secretary of State of the State of Delaware on February [•], 2017, and certified by the Secretary of OPR, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (gggg) below, the date of the Purchase Agreement and the date hereof;

(ffff)                    the Operating Agreement of OPR, LLC, certified by the Secretary of OPR, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (gggg) below, the date of the Purchase Agreement and the date hereof;

(gggg)                resolutions of the sole member of OPR, LLC dated February [•], 2017, certified by the Secretary of OPR, LLC;

(hhhh)            a certificate dated the date hereof (the “Opinion Support Certificate”), executed by the Chief Executive Officer and by the Executive Vice President and Chief Financial Officer of the General Partner, a copy of which is attached hereto as Exhibit A;

(iiii)                            each of the Applicable Agreements (as defined below).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Obligors and such agreements, certificates of public officials, certificates of officers or other representatives of the Obligors and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.  As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Obligors (including without limitation the facts certified in the Opinion Support Certificate), (ii) representations made by the Obligors and representations made by the Initial Purchasers in the Purchase Agreement and (iii) statements and certifications of public officials and others.

As used herein the following terms have the respective meanings set forth below:

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“Applicable Agreements” means those agreements and other instruments identified on Schedule 1 to the Opinion Support Certificate, which have been certified by officers of the General Partner as being every indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Partnership and its subsidiaries, considered as a single enterprise.

“Applicable Guarantors” means the Guarantors listed in Exhibit B hereto.

“Applicable Obligor Organizational Documents” means, collectively, the following instruments, each in the form reviewed by us, as indicated above: (i) the General Partner Certificate of Formation, (ii) the General Partner LLC Agreement, (iii) the Certificate of Limited Partnership, (iv) the Partnership Agreement, (v) the Co-Issuer Certificate of Incorporation, (vi) the Co-Issuer Bylaws, and (vii) the articles of incorporation, bylaws, certificates of formation, articles of organization, limited partnership agreement and limited liability company agreements of the Applicable Guarantors.

“Applicable Orders” means those orders or decrees of governmental authorities identified on Schedule 2 to the Opinion Support Certificate, which have been certified by officers of the General Partner as being every order or decree of any governmental authority by which the Partnership or any of its subsidiaries or any of their respective properties is bound, that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Partnership and its subsidiaries, considered as a single enterprise.  However, officers of the General Partner have certified in the Opinion Support Certificate that there are no Applicable Orders.

“Credit Agreement”  means the Amended and Restated Credit Agreement, dated as of February 14, 2017, by and among NGL Energy, NGL Energy Operating LLC, as borrowers’ agent, the subsidiary borrowers party thereto, the subsidiary guarantors party thereto, the lenders party thereto, Deutsche Bank AG, New York Branch, as technical agent, and Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent.

“Note Purchase Agreement” means the Note Purchase Agreement, dated June 19, 2012, by and among NGL Energy Partners LP and the purchasers named therein, as amended by (i) Amendment No. 1 to Note Purchase Agreement, dated as of January 15, 2013, among NGL Energy Partners LP, the guarantors party thereto and the noteholders named therein, (ii) Amendment No. 2 to Note Purchase Agreement, dated as of May 8, 2013, among NGL Energy Partners LP, the guarantors party thereto and the noteholders named therein, (iii) Amendment No. 3 to Note Purchase Agreement, dated as of September 30, 2013, among NGL Energy Partners LP, the guarantors party thereto and the noteholders named therein, (iv) Amendment No. 4 to Note Purchase Agreement, dated as of November 5, 2013, among NGL Energy Partners LP, the guarantors party thereto and the noteholders named therein, (v) Amendment No. 5 to Note Purchase Agreement, dated as of December 23, 2013, among NGL Energy Partners LP, the guarantors party thereto and the noteholders named therein, (vi) Amendment No. 6 to Note

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Purchase Agreement, dated as of June 30, 2014, among NGL Energy Partners LP, the guarantors party thereto and the noteholders named therein, (vii) Amendment No. 7 to Note Purchase Agreement, dated as of December 19, 2014, among NGL Energy Partners LP, the guarantors party thereto and the noteholders named therein, (viii) Amendment No. 8 to Note Purchase Agreement, dated as of May 1, 2015, among NGL Energy Partners LP, the guarantors party thereto and the noteholders named therein, (ix) Amendment No. 9 to Note Purchase Agreement, dated as of December 28, 2015, among NGL Energy Partners LP, the guarantors party thereto and the noteholders named therein, (x) Amendment No. 10 to Note Purchase Agreement, dated as of February 9, 2016, among NGL Energy Partners LP, the guarantors party thereto and the noteholders named therein and (xi) Limited Consent and Amendment No. 11 to Note Purchase Agreement, dated as of September 30, 2016, among NGL Energy Partners LP, the guarantors party thereto and the noteholders named therein.

“Person” means a natural person or a legal entity organized under the laws of any jurisdiction.

“Transaction Documents” means collectively, the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Initial Securities and the Exchange Securities.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.                                      The General Partner is validly existing as a limited liability company and in good standing under the laws of the State of Delaware.  The Partnership is validly existing as a limited partnership and in good standing under the laws of the State of Delaware.  The Co-Issuer is duly incorporated and validly existing as a corporation and in good standing under the laws of the State of Delaware.  Each of the Applicable Guarantors listed in Exhibit B hereto is validly existing as a limited partnership or limited liability company as indicated in such Exhibit and in good standing under the laws of its jurisdiction of formation or organization indicated in such Exhibit.

2.                                      The General Partner has the limited liability power and authority to (i) act as the general partner of the Partnership and (ii) execute and deliver, on behalf of the Partnership, each of the Transaction Documents.  The Partnership has the limited partnership power and authority under the laws of the State of Delaware to (i) execute and deliver, and incur and perform all of its obligations under, the Transaction Documents and (ii) carry on its business and own its properties as described in the Disclosure Package and the Offering Memorandum.  The Co-Issuer has the corporate power and authority under the laws of the State of Delaware to execute and deliver, and incur and perform all of its obligations under, the Transaction Documents.  Each of the Applicable Guarantors has the limited partnership or limited liability company power and authority under the laws of its jurisdiction of formation or organization indicated in Exhibit B hereto to (i) execute and deliver, and to incur and perform all of its obligations under, the Transaction Documents to which it is a party and (ii) carry on its business and own its properties as described in the Disclosure Package and the Offering Memorandum.

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3.                                      Each of the Purchase Agreement, the Registration Rights Agreement, the Initial Securities and the Indenture has been duly authorized, executed and delivered by each of the Issuers.  The Exchange Securities have been duly authorized by each of the Issuers.  Each of the Purchase Agreement, the Registration Rights Agreement and the Indenture has been duly authorized, executed and delivered by each of the Applicable Guarantors.

4.                                      None of (i) the execution and delivery of, or the incurrence or performance by the Obligors of their respective obligations under, each of the Transaction Documents to which it is a party, each in accordance with its terms, (ii) the offering, issuance, sale and delivery of the Initial Securities pursuant to the Purchase Agreement, (iii) the offering, issuance, exchange and delivery of the Exchange Securities pursuant to the Exchange Offer contemplated by the Registration Rights Agreement in the manner therein contemplated, (iv) the issuance of the guaranties of the Initial Securities by the Guarantors, as set forth in the Indenture, or (v) the issuance of the guaranties of the Exchange Securities by the Guarantors, as set forth in the Indenture, at such time as the Exchange Securities are issued pursuant to the Exchange Offer contemplated by the Registration Rights Agreement in the manner therein contemplated, (A) constituted, constitutes or will constitute a violation of the Applicable Obligor Organizational Documents, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of any Obligor pursuant to any Applicable Agreement, (D) resulted, results or will result in any violation of (i) applicable laws of the State of New York, (ii) applicable laws of the United States of America, (iii) the General Corporation Law of the State of Delaware, (iv) the Delaware Limited Liability Company Act, (v) the Delaware Revised Uniform Limited Partnership Act, (vi) the Texas Business Organizations Code or (vii) Regulation T, U or X of the Board of Governors of the Federal Reserve System, or (E) resulted, results or will result in the contravention of any Applicable Order.

5.                                      No Governmental Approval, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for the execution and delivery by each of the Obligors of the Transaction Documents to which it is a party or the incurrence or performance of its obligations thereunder, or the enforceability of any of such Transaction Documents against any of the Obligors that is a party thereto.  As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Texas, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) applicable laws of the United States of America, (iii) the General Corporation Law of the State of Delaware, (iv) the Delaware Limited Liability Company Act, (v) the Delaware Revised Uniform Limited Partnership Act or (vii) the Texas Business Organizations Code.

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6.                                      The statements under the caption “Description of Notes” in the Preliminary Offering Memorandum as supplemented by the Pricing Term Sheet and in the Offering Memorandum, insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein.

7.                                      The statements under the caption “Certain United States Federal Income Tax Consequences” in the Preliminary Offering Memorandum and in the Offering Memorandum, insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

8.                                      The Indenture constitutes a valid and binding obligation of each of the Obligors, enforceable against each of them in accordance with its terms, under applicable laws of the State of New York.

9.                                      Each of the Global Notes is in the form contemplated by the Indenture.

10.                               When authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the Purchase Agreement, each of the 144A Global Note and the Regulation S Temporary Global Note will constitute a valid and binding obligation of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with its terms, under applicable laws of the State of New York.

11.                               When the Initial Securities have been authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the Purchase Agreement, the guarantee of the Initial Securities included in the Indenture will constitute a valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with the terms of the Indenture, under applicable laws of the State of New York.

12.                               When validly executed by the Issuers and authenticated by the Trustee in the manner provided in the Indenture and delivered in exchange for Initial Securities pursuant to the Exchange Offer contemplated by the Registration Rights Agreement, the Exchange Securities will constitute valid and binding obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms, under applicable laws of the State of New York.

13.                               When the Exchange Securities have been validly executed by the Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered in exchange for Initial Securities pursuant to the Exchange Offer contemplated by the Registration Rights Agreement, the guarantee included in the Indenture of the Exchange Securities will

15

constitute a valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with the terms of the Indenture, under applicable laws of the State of New York.

14.                               The Registration Rights Agreement constitutes a valid and binding obligation of each of the Obligors, enforceable against each of them in accordance with its terms, under applicable laws of the State of New York.

15.                               Assuming (i) the accuracy of the representations and warranties of the Obligors set forth in Sections 1(xx) and 1(yy) of the Purchase Agreement, (ii) the due performance by the Obligors and the Initial Purchasers of the covenants and agreements set forth in the Purchase Agreement, (iii) the compliance by the Initial Purchasers with the offering and transfer procedures and the restrictions described in the Offering Memorandum, (iv) the accuracy of the representations and warranties of the Initial Purchasers set forth in Section 2(b) of the Purchase Agreement, (v) the accuracy of the representations and warranties made or deemed to be made in accordance with the Purchase Agreement and the Offering Memorandum by purchasers to whom the Initial Purchasers initially resell the Initial Securities, and (vi) that purchasers to whom the Initial Purchasers initially resell the Initial Securities have been made aware of the information set forth in the Offering Memorandum under the caption “Notice to Investors,” (A) the offer, issue, sale and delivery of the Initial Securities (and the guaranties thereof by the Guarantors) to the Initial Purchasers and the initial resale of the Initial Securities (and the guaranties thereof by the Guarantors) by the Initial Purchasers, each in the manner contemplated by the Purchase Agreement and the Offering Memorandum, do not require registration under the Securities Act, and (B) prior to the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), such offer, issue, sale and delivery of the Initial Securities (and the guaranties thereof by the Guarantors) and such initial resale of the Initial Securities (and the guaranties thereof by the Guarantors) do not require qualification of the Indenture under the Trust Indenture Act of 1939, as amended, provided, however, that we express no opinion as to any subsequent resale of any Initial Security (and the guaranties thereof by the Guarantors) or any Exchange Security (and the guaranties thereof by the Guarantors).

16.                               Each of the Obligors is not, and immediately after giving effect to the issuance and sale of the Initial Securities occurring today and the application of proceeds therefrom as described in the Disclosure Package and the Offering Memorandum, will not be, an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.

17.                               The General Partner is the sole general partner of the Partnership and owns a 0.1% general partner interest in the Partnership and owns all of the Incentive Distribution Rights (as defined in the Partnership Agreement), free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware, other than those liens that are created in connection with the Credit Agreement or the Note Purchase Agreement.

16

18.                               The Partnership owns 100% of the issued and outstanding membership interests in NGL Energy Operating LLC, free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware, other than those liens that are created in connection with the Credit Agreement or the Note Purchase Agreement.  Under the Delaware Limited Liability Company Act, the Partnership has no obligation to make further payments for its membership interests or contributions to NGL Energy Operating LLC solely by reason of its ownership of membership interests or its status as a member of NGL Energy Operating LLC and no liability for the liabilities of NGL Energy Operating LLC, solely by reason of being a member of NGL Energy Operating LLC, in each case except as may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act.

In addition, we have participated in conferences with officers and other representatives of the Obligors, the independent registered public accounting firm for the Obligors, your counsel and your representatives at which the contents of the Disclosure Package and the Offering Memorandum (including the Incorporated Documents) and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Disclosure Package and the Offering Memorandum (except as and to the extent set forth in paragraphs 6 and 7 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Obligors), no facts have come to our attention that have led us to believe that (i) the Disclosure Package (including the Incorporated Documents), as of 4:00 p.m. (Eastern Time) on February 16, 2017 (which you have informed us is a time prior to the time of the first sale of the Initial Securities by the Initial Purchasers), contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) the Offering Memorandum (including the Incorporated Documents), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we did not participate in the preparation of the Incorporated Documents and that we express no opinion, statement or belief in this letter with respect to (i) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditors’ reports thereon and (ii) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Offering Memorandum.

We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) applicable laws of the United States of America, (iii) certain other specified laws of the United States of America to the extent referred to specifically herein, (iv) the General Corporation Law of the State of Delaware, (v) the Limited Liability Company Act of the State of Delaware, (vi) the Revised Uniform Limited Partnership Act of the State of

17

Delaware and (vii) the Texas Business Organizations Code.  References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references (including without limitation those appearing in paragraphs 4 and 5 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

Our opinions expressed herein are subject to the following additional assumptions and qualifications:

(i)                                     The opinions set forth in paragraph 1 above as to the valid existence and good standing of the entities mentioned in such paragraph are based solely upon our review of certificates and other communications from the appropriate public officials.

(ii)                                  In rendering the opinions set forth in paragraph 4 above regarding Applicable Agreements, we do not express any opinion, however, as to whether the execution or delivery by the Obligors of the Transaction Documents, or the incurrence or performance by any of the Obligors of its obligations thereunder, will constitute a violation of, or a default under or as a result of, any covenant, restriction or provision with respect to any financial ratio or test or any aspect of the financial condition or results of operation of any of the Obligors.

(iii)                               The opinion set forth in paragraph 7 above with respect to United States federal income tax consequences is based upon our interpretations of current U.S. federal income tax law, including court authority and existing final and temporary United States Treasury regulations, which are subject to change both prospectively and retroactively, and upon the assumptions and qualifications discussed herein.  We note that such opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion.  Such opinion is not binding upon the Internal Revenue Service or courts, and there is no guarantee that the Internal Revenue Service will not successfully challenge our conclusions.  No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of our conclusions.

(iv)                              Our opinions in paragraphs 8, 10, 11,

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12, 13 and 14 above may be:

(1)                                 limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally; and

(2)                                 subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.

(v)                                 Our opinions in paragraphs 8, 10, 11, 12, 13 and 14 insofar as they pertain to the choice of law provisions of the instruments referred to in such paragraphs, are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401.  We express no opinion as to any such provision if such legality, validity, binding effect or enforceability is determined by any other court, and we call your attention to the decision of the United States District Court for the Southern District of New York in Lehman Brothers Commercial Corp. v. Minmetals Int’l Non-Ferrous Metals Trading Co., 179 F. Supp. 2d 119 (S.D.N.Y. 2000), which, among other things, contains dicta relating to possible constitutional limitations upon said Section 5-1401.  We express no opinion as to any such constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

(vi)                              We express no opinion as to the validity, effect or enforceability of any provisions:

(1)                                 purporting to establish evidentiary standards or limitations periods for suits or proceedings to enforce such documents or otherwise, to establish certain determinations (including determinations of contracting parties and judgments of courts) as conclusive or conclusive absent manifest error, to commit the same to the discretion of any Person or permit any Person to act in its sole judgment or to waive rights to notice;

19

(2)                                 providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that each and every remedy shall be cumulative and in addition to every other remedy or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof;

(3)                                 relating to severability or separability;

(4)                                 purporting to limit the liability of, or to exculpate, any Person, including without limitation any provision that purports to waive liability for violation of securities laws;

(5)                                 purporting to waive damages;

(6)                                 that constitute an agreement to agree in the future on any matter;

(7)                                 that relate to indemnification, contribution or reimbursement obligations to the extent any such provisions (i) would purport to require any Person to provide indemnification, contribution or reimbursement in respect of the negligence, recklessness, willful misconduct or unlawful behavior of any Person, (ii) violate any law, rule or regulation (including any federal or state securities law, rule or regulation) or (iii) are determined to be contrary to public policy;

(8)                                 purporting to establish any obligation of any party as absolute or unconditional regardless of the occurrence or non-occurrence or existence or non-existence of any event or other state of facts;

(9)                                 purporting to obligate any party to conform to a standard that may not be objectively determinable or employing items that are vague or have no commonly accepted meaning in the context in which used;

(10)                          purporting to require the payment of liquidated damages or additional interest for failure timely to comply with obligations under the Registration Rights Agreement;

(11)                          purporting to require that all amendments, waivers and terminations be in writing or the disregard of any course of dealing or usage of trade;

20

(12)                          relating to consent to jurisdiction insofar as such provisions purport to confer subject matter jurisdiction upon any court that does not have such jurisdiction, whether in respect of bringing suit, enforcement of judgments or otherwise;

(13)                          purporting to limit the obligations of any party to the extent necessary to avoid such obligations constituting a fraudulent transfer or conveyance;

(14)                          purporting to require disregard of mandatory choice of law principles that could require application of a law other than the law expressly chosen to govern the instrument in which such provisions appear; or

(15)                          purporting to waive rights to trial by jury or rights to object to jurisdiction based on inconvenient forum.

(vii)                           In making our examination of executed documents, we have assumed (except to the extent that we expressly opine above) (1) the valid existence and good standing of each of the parties thereto, (2) that such parties had the power and authority, corporate, partnership, limited liability company or other, to enter into and to incur and perform all their obligations thereunder, (3) the due authorization by all requisite action, corporate, partnership, limited liability company or other, and the due execution and delivery by such parties of such documents and (4) to the extent such documents purport to constitute agreements, that each of such documents constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms.  In this paragraph (vii), all references to parties to documents shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

(viii)                        Except to the extent that we expressly opine above, we have assumed that the execution and delivery of the Transaction Documents, and the incurrence and performance of the obligations thereunder of the parties thereto do not and will not contravene, breach, violate or constitute a default under (with the giving of notice, the passage of time or otherwise) (a) the certificate or articles of incorporation, certificate of formation, articles of organization, certificate of limited partnership, charter, bylaws, limited liability company agreement, regulations, limited partnership agreement or similar organic document of any such party, (b) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, (c) any statute, law, rule, or regulation, (d) any judicial or administrative order or decree of any governmental authority, or (e) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, in each case, to which any party

21

to the Transaction Documents or any of its subsidiaries or any of their respective properties may be subject, or by which any of them may be bound or affected.  Further, we have assumed the compliance by each such party, other than the Obligors, with all laws, rules and regulations applicable to it, as well as the compliance by the each of the Obligors, and each other person (if any) directly or indirectly acting on its behalf, with all laws, rules and regulations that may be applicable to it by virtue of the particular nature of the business conducted by it or any goods or services produced or rendered by it or property owned, operated or leased by it, or any other facts pertaining specifically to it.  In this paragraph (viii), all references to parties to the Transaction Documents, other than the first such reference, shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

(ix)                              Without limiting the generality of our qualification in clause (1) of paragraph (iv) above, we express no opinion as to the applicability or effect of any preference, fraudulent transfer or conveyance, or similar law (including, without limitation, Section 548 of Title 11 of the United States Code or Article 10 of the New York Debtor Creditor Law) on the Transaction Documents or any transactions contemplated thereby or any opinion expressed herein.

(x)                                 We express no opinion as to Section 4.06 of the Indenture or Section 7.07(a) of the Indenture.

(xi)                              We express no opinion as to Sections 5, 8 or 12(a) of the Registration Rights Agreement.

(xii)                           We express no opinion as to the effect of the laws of any jurisdiction in which any holder of any Initial Security or Exchange Security is located (other than the State of New York) that limit the interest, fees or other charges such holder may impose for the loan or use of money or other credit.

(xiii)                        Except to the extent that we expressly opine above, we have assumed that no authorization, consent or other approval of, notice to or registration, recording or filing with any court, governmental authority or regulatory body (other than routine informational filings, filings under the Securities Act and filings under the Securities Exchange Act of 1934, as amended) is required to authorize, or is required in connection with the transactions contemplated by the Transaction Documents, the execution or delivery thereof by or on behalf of any party thereto or the incurrence or performance by any of the parties thereto of its obligations thereunder.

22

(xiv)                       We express no opinion as to provisions of the Transaction Documents to the effect that a guarantor is liable as a primary obligor, and not as a surety.  We advise you that certain of the guaranty and surety waivers contained in the Indenture may be unenforceable in whole or in part.

(xv)                          We have assumed that the sale of Initial Securities pursuant to Regulation S under the Securities Act is not a part of a plan or scheme to evade the registration provisions of the Securities Act.

(xvi)                       The opinions in paragraphs 17 and 18 above as to the ownership of the issued and outstanding equity interests of the Persons referred to in such paragraphs are based solely upon our review of the Applicable Obligor Organizational Documents of each such Person.  We have assumed that the Applicable Obligor Organizational Documents of each such Person accurately reflect the ownership of all the issued and outstanding equity interests of such Person as of the dates of such Applicable Obligor Organizational Documents, and we express no opinion as to (and have assumed that there has not been) any resale, transfer, or issuance of any equity interest of any of such Person subsequent to the respective dates of such Applicable Obligor Organizational Documents.  The opinions in such paragraphs as to liens in respect of which financing statements have been filed in the offices of the Secretary of State of the State Delaware, are based solely upon our review of results of lien searches performed in the office of the Secretary of State of the State of Delaware through [•], 2017.  We express no opinion as to liens in respect of which financing statements may have been filed in such offices after the respective times indicated above. Furthermore, we inform you that such lien searches produced copies of financing statements naming as the secured party Deutsche Bank Trust Company Americas, as collateral agent.  We have assumed that all such financing statements were filed to evidence liens securing obligations under the Credit Agreement and the Note Purchase Agreement.

This opinion is being furnished only to you in connection with the sale of the Initial Securities under the Purchase Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person, including any purchaser of any Initial Security from you and any subsequent purchaser of any Initial Security or Exchange Security, without our express written permission.  The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

Very truly yours,

DRAFT

23

Exhibit A

NGL Energy Holdings LLC
Officers’ Certificate

February 22, 2017

Reference is made to the Purchase Agreement dated February 16, 2017 (the “Purchase Agreement”) among (i) NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), (ii) NGL Energy Finance Corp., a Delaware corporation (the “Co-Issuer” and together with the Partnership, the “Issuers”), (iii) the subsidiaries of the Partnership listed on Schedule 2 thereto and (iii) RBC Capital Markets, LLC and Deutsche Bank Securities Inc., as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”).  The undersigned, H. Michael Krimbill and Robert W. Karlovich III hereby certify that they are (i) the Chief Executive Officer and (ii) the Executive Vice President and Chief Financial Officer, respectively, of NGL Energy Holdings LLC, a Delaware limited liability company and the general partner of the Partnership.

Such officers understand that pursuant to the Purchase Agreement, Andrews Kurth LLP (“AK”), special counsel to the Issuers, Holland & Hart LLP (“HH”) and Norton Rose Fulbright Canada LLP / S.E.N.C.R.L., s.r.l. (“NRFC”), each as special local counsel to certain subsidiaries of the Partnership, are each delivering to the Initial Purchasers an opinion letter dated the date hereof (“Opinion Letter”).  Such officers further understand that AK, HH and NRFC are relying on this certificate and the statements made herein in rendering certain of the opinions expressed in their respective Opinion Letter.  With regard to the foregoing, the undersigned certify that they have made due inquiry of all persons necessary or appropriate to verify or confirm the statements contained herein and they further certify the following:

1.                                      Attached as Schedule 1 to this Officers’ Certificate is a true, accurate and complete list of every indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement (collectively, “Applicable Agreements”) that is both (i) material in relation to the business, operations, affairs, financial condition, assets, or properties of the Partnership and its subsidiaries, considered as a single enterprise and (ii) an instrument by which the Partnership or any of its subsidiaries is bound or by which the Partnership or any of its subsidiaries or any of their respective properties may be bound or affected.

2.                                      Attached as Schedule 2 to this Officers’ Certificate is a true, accurate and complete list of every order or decree (collectively, “Applicable Orders”) of any governmental authority by which the Partnership or any of its subsidiaries or any of their respective properties is bound, that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Partnership and its subsidiaries, considered as a single enterprise.

3.                                      The Partnership and its subsidiaries are engaged in businesses other than that of investing, reinvesting, owning, holding or trading in Securities.  Furthermore, the Partnership and its subsidiaries:

Exhibit A to Exhibit C - 1

(a)                                 are not engaged primarily, nor does any of them hold itself out as being engaged primarily, nor does any of them propose to engage primarily, in the business of investing, reinvesting, or trading in Securities;

(b)                                 are not engaged, nor do any of them propose to engage, in the business of issuing Face-Amount Certificates of the Installment Type, nor has any of them been engaged in such business and has any such certificates outstanding;

(c)                                  are not engaged, nor does any of them propose to engage, in the business of investing, reinvesting, owning, holding or trading in Securities (other than Securities of its respective subsidiaries); and

(d)                                 do not own, nor does any of them propose to acquire, Investment Securities having a value exceeding 40 percent of the value of its total assets (exclusive of Government Securities and cash items) on an unconsolidated basis.

As used in paragraph 3 of this certificate:

“Face-Amount Certificate of the Installment Type” means any certificate, investment contract or other Security which represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount;

“Government Security” means any Security issued or guaranteed as to principal or interest by the United States, or by an entity controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing;

“Investment Securities” means all Securities except (i) Government Securities and (ii) Securities issued by majority-owned subsidiaries of the owner, which subsidiaries: (A) are not themselves engaged in any activity described in clauses (a)-(c) of paragraph 3 of this certificate; and (B) do not own or propose to own Investment Securities having a value exceeding 40 percent of the value of each such subsidiary’s total assets (exclusive of Government Securities and cash items) on an unconsolidated basis; and

“Security” or “Securities” means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

Exhibit A to Exhibit C - 2

4.                                      Each of the Partnership and its subsidiaries does not own, and none of the proceeds from the offering of notes contemplated by the Purchase Agreement will be used directly or indirectly to purchase or carry, any “margin stock” as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System.

5.                                      The financing statements that are on file in the offices of the Secretaries of State of the States of Texas, Colorado or Delaware and name Deutsche Bank Trust Company Americas, as collateral agent, as the secured party and the Partnership or any of its subsidiaries as debtor parties, were in each case filed with such offices to evidence liens securing obligations under the Credit Agreement and the Note Purchase Agreement.

(Signature page follows)

Exhibit A to Exhibit C - 3

IN WITNESS WHEREOF the undersigned have executed this Officers’ Certificate as of the date first written above.

H. Michael Krimbill
Chief Executive Officer

Robert W. Karlovich III
Executive Vice President and Chief
Financial Officer

Exhibit A to Exhibit C - 4

Schedule 1

Applicable Agreements

1.                                      Contribution, Purchase and Sale Agreement dated as of September 30, 2010 by and among Hicks Oils & Hicksgas, Incorporated, Hicksgas Gifford, Inc., Gifford Holdings, Inc., NGL Supply, Inc., NGL Holdings, Inc., the other stockholders of NGL Supply, Inc., Krim2010, LLC, Infrastructure Capital Management, LLC, Atkinson Investors, LLC, Silverthorne Energy Holdings LLC and Silverthorne Energy Partners LP.

2.                                      Contribution and Sale Agreement, dated August 12, 2011, by and among NGL Energy Partners LP and the Sellers named therein.

3.                                      Contribution Agreement dated August 31, 2011, by and among NGL Energy Partners LP, SemStream and the other parties thereto.

4.                                      Contribution and Sale Agreement, dated December 12, 2011, by and between NGL Energy Partners LP and Liberty Propane, L.L.C.

5.                                      Contribution and Sale Agreement, dated December 12, 2011, by and between NGL Energy Partners LP and Pacer-Enviro Propane, L.L.C.

6.                                      Contribution and Sale Agreement, dated December 12, 2011, by and between NGL Energy Partners LP and Pacer-Pittman Propane, L.L.C.

7.                                      Contribution and Sale Agreement, dated December 12, 2011, by and between NGL Energy Partners LP and Pacer-Portland Propane, L.L.C.

8.                                      Contribution and Sale Agreement, dated December 12, 2011, by and between NGL Energy Partners LP and Pacer Propane (Washington), L.L.C.

9.                                      Contribution and Sale Agreement, dated December 12, 2011, by and between NGL Energy Partners LP and Pacer-Salida Propane, L.L.C.

10.                               Contribution and Sale Agreement, dated December 12, 2011, by and between NGL Energy Partners LP and Pacer-Utah Propane, L.L.C.

11.                               Asset Purchase Agreement, dated as of January 16, 2012, by and among NGL Energy Partners LP and North American Propane, Inc., EnergyUSA Propane, Inc., EUSA-Allied Acquisition Corp. and EUSA Heating & Air Conditioning Services, Inc.

12.                               Waiver and First Amendment to Asset Purchase Agreement dated as of January 31, 2012 by and among NGL Energy Partners LP and North American Propane, Inc., EnergyUSA Propane, Inc., EUSA-Allied Acquisition Corp. and EUSA Heating & Air Conditioning Services, Inc.

13.                               Waiver and Second Amendment to Asset Purchase Agreement dated as of February 3, 2012 by and among NGL Energy Partners LP and North American Propane, Inc., EnergyUSA Propane, Inc., EUSA-Allied Acquisition Corp. and EUSA Heating & Air Conditioning Services, Inc.

14.                               Agreement and Plan of Merger, dated as of May 18, 2012, by and among NGL Energy Partners LP, NGL Energy Holdings LLC, HSELP LLC, High Sierra Energy, LP and High Sierra Energy GP, LLC.

Schedule 1 to Exhibit C - 1

15.                               Agreement and Plan of Merger, dated as of May 18, 2012, by and among NGL Energy Holdings LLC, HSEGP LLC and High Sierra Energy GP, LLC.

16.                               Equity Purchase Agreement, dated as of October 23, 2012, by and among Black Hawk Gathering, L.L.C. Midstream Operations L.L.C., Pecos Gathering & Marketing, L.L.C., Striker Oilfield Services, LLC, Transwest Leasing, LLC, the owners of the Pecos Entities, NGL Energy Partners LP and Gerald L. Jensen.

17.                               Sale Agreement, dated as of December 31, 2012, by and among Third Coast Towing, LLC, Jeff Kirby, Jane Helm, James Rudellat and High Sierra Transportation, LLC.

18.                               First Amended and Restated Registration Rights Agreement, dated October 3, 2011, by and among NGL Energy Partners LP, Hicks Oils & Hicksgas, Incorporated, NGL Holdings, Inc., Krim2010, LLC, Infrastructure Capital Management, LLC, Atkinson Investors, LLC, E. Osterman Propane, Inc. and the other holders party thereto.

19.                               Amendment No. 1 and Joinder to First Amended and Restated Registration Rights Agreement dated as of November 1, 2011 by and between NGL Energy Holdings LLC and SemStream.

20.                               Amendment No. 2 and Joinder to First Amended and Restated Registration Rights Agreement, dated January 3, 2012, by and among NGL Energy Holdings LLC, Liberty Propane, L.L.C., Pacer-Enviro Propane, L.L.C., Pacer-Pittman Propane, L.L.C., Pacer-Portland Propane, L.L.C., Pacer Propane (Washington), L.L.C., Pacer-Salida Propane, L.L.C. and Pacer-Utah Propane, L.L.C.

21.                               Amendment No. 3 and Joinder to First Amended and Restated Registration Rights Agreement, dated May 1, 2012, by and between NGL Energy Holdings LLC and Downeast Energy Corp.

22.                               Amendment No. 4 and Joinder to First Amended and Restated Registration Rights Agreement, dated June 19, 2012, by and between NGL Energy Holdings LLC and NGP M&R HS LP LLC.

23.                               Amendment No. 5 and Joinder to First Amended and Restated Registration Rights Agreement, dated October 1, 2012, by and between NGL Energy Holdings LLC and Enstone, LLC.

24.                               Amendment No. 6 and Joinder to First Amended and Restated Registration Rights Agreement, dated November 13, 2012, by and among NGL Energy Holdings LLC, Gerald L. Jensen, Thrift Opportunity Holdings, LP, Jenco Petroleum Corporation, Caritas Trust, Animosus Trust and Nitor Trust.

25.                               Amendment No. 7 and Joinder to First Amended and Restated Registration Rights Agreement, dated as of August 1, 2013, by and among NGL Energy Partners LLC, Oilfield Magnum and NGL HoldCo LLC.

26.                               Amendment No. 8 and Joinder to First Amended and Restated Registration Rights Agreement, dated as of February 17, 2015, by and among NGL Energy Holdings LLC, Oilfield Water Lines, LP and Terry G. Bailey.

Schedule 1 to Exhibit C - 2

27.                               Amendment No. 9 to First Amended and Restated Registration Rights Agreement, dated as of February 25, 2016, by and among NGL Energy Holdings LLC and Magnum NGL HoldCo LLC.

28.                               Call Agreement, dated as of November 1, 2012, by and among Gerald L. Jensen, Thrift Opportunity Holdings, LP, Jenco Petroleum Corporation, Caritas Trust, Animosus Trust, Nitor Trust and NGL Energy Partners LP.

29.                               Call Agreement, dated as of December 31, 2012, by and among NGL Energy Partners LP, Jeff Kirby, Jane Helm and James Rudellat.

30.                               Note Purchase Agreement, dated June 19, 2012, by and among NGL Energy Partners LP and the purchasers named therein.

31.                               Amendment No. 1 to Note Purchase Agreement, dated as of January 15, 2013, among NGL Energy Partners LP, the Guarantors and the noteholders named therein.

32.                               Amendment No. 2 to Note Purchase Agreement, dated as of May 8, 2013, among NGL Energy Partners LP, the Guarantors and the noteholders named therein.

33.                               Amendment No. 3 to Note Purchase Agreement, dated as of September 30, 2013, among NGL Energy Partners LP, the Guarantors (solely with respect to Section 5(c) thereof) and the holders of notes signatory thereto.

34.                               Amendment No. 4 to Note Purchase Agreement, dated as of November 5, 2013, among NGL Energy Partners LP, the Guarantors (solely with respect to Section 5(c) thereof), and the holders of notes signatory thereto.

35.                               Amendment No. 5 to Note Purchase Agreement, dated as of December 23, 2013, among NGL Energy Partners LP, the Guarantors (solely with respect to Section 5(c) thereof) and the holders of notes signatory thereto.

36.                               Amendment No. 6 to Note Purchase Agreement, dated as of June 30, 2014, among NGL Energy Partners LP, the Guarantors (solely with respect to Section 7(c) thereof) and the holders of notes signatory thereto.

37.                               Amendment No. 7 to Note Purchase Agreement, dated as of December 19, 2014, among NGL Energy Partners LP, the Guarantors (solely with respect to Section 5(c) thereof) and the holders of notes signatory thereto.

38.                               Amendment No. 8 to Note Purchase Agreement, dated as of May 1, 2015, among NGL Energy Partners LP, the Guarantors (solely with respect to Section 5(c) thereof) and the holders of notes signatory thereto.

39.                               Amendment No. 9 to Note Purchase Agreement, dated as of December 28, 2015, among NGL Energy Partners LP, the Guarantors (solely with respect to Section 5(c) thereof) and the holders of notes signatory thereto.

40.                               Amendment No. 10 to Note Purchase Agreement, dated as of February 9, 2016, among NGL Energy Partners LP, the Guarantors (solely with respect to Section 5(c) thereof) and the holders of notes signatory thereto.

Schedule 1 to Exhibit C - 3

41.                               Limited Consent and Amendment No. 11 to Note Purchase Agreement, dated as of September 30, 2016, among NGL Energy Partners LP, the Guarantors (solely with respect to Section 6(c) thereof) and the holders of notes signatory thereto.

42.                               Letter Agreement by and among Silverthorne Energy Holdings LLC, Shawn W. Coady and Todd M. Coady dated October 14, 2010.

43.                               LLC Interest Transfer Agreement, dated as of August 1, 2013, by and among Oilfield Water Lines, LP, as the Representative, OWL Pearsall SWD, LLC, OWL Pearsall Holdings, LLC, NGL Energy Partners, LP and High Sierra Water-Eagle Ford, LLC.

44.                               LLC Interest Transfer Agreement, dated as of August 1, 2013, by and among Oilfield Water Lines, LP, as the Representative, OWL Karnes SWD, LLC, OWL Karnes Holdings, LLC, NGL Energy Partners, LP and High Sierra Water-Eagle Ford, LLC.

45.                               LLC Interest Transfer Agreement, dated as of August 1, 2013, by and among Oilfield Water Lines, LP, OWL Cotulla SWD, LLC, Terry Bailey, as trustee of the PJB Irrevocable Trust, NGL Energy Partners, LP and High Sierra Water-Eagle Ford, LLC.

46.                               LLC Interest Transfer Agreement, dated as of August 1, 2013, by and among Oilfield Water Lines, LP, OWL Nixon SWD, LLC, Terry Bailey, as trustee of the PJB Irrevocable Trust, NGL Energy Partners, LP and High Sierra Water-Eagle Ford, LLC.

47.                               LLC Interest Transfer Agreement, dated as of August 1, 2013, by and among Oilfield Water Lines, LP, HR OWL, LLC, OWL Operating, LLC, Lotus Oilfield Services, L.L.C., OWL Lotus, LLC, NGL Energy Partners LP, High Sierra Water-Eagle Ford, LLC and High Sierra Transportation, LLC.

48.                               Indenture dated as of October 16, 2013 (the “October 2013 Indenture”) among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

49.                               First Supplemental Indenture to the October 2013 Indenture, dated as of December 2, 2013, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

50.                               Second Supplemental Indenture to the October 2013 Indenture, dated as of April 22, 2014, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

51.                               Third Supplemental Indenture to the October 2013 Indenture, dated as of July 31, 2014, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

52.                               Fourth Supplemental Indenture to the October 2013 Indenture, dated as of December 1, 2014, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

Schedule 1 to Exhibit C - 4

53.                               Fifth Supplemental Indenture to the October 2013 Indenture, dated as of February 17, 2015, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

54.                               Sixth Supplemental Indenture to the October 2013 Indenture, dated as of August 21, 2015, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

55.                               Seventh Supplemental Indenture to the October 2013 Indenture, dated as of October 19, 2016, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

56.                               Eighth Supplemental Indenture to the October 2013 Indenture, dated as of February [•], 2017, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

57.                               Equity Interest Purchase Agreement, dated November 5, 2013, by and among NGL Energy Partners LP, High Sierra Energy, LP, Gavilon, LLC and Gavilon Energy Intermediate.

58.                               Purchase Agreement, dated June 24, 2014, by and among NGL Energy Partners LP, NGL Energy Finance Corp. and the several initial purchasers listed therein.

59.                               Indenture dated as of July 9, 2014 (the “July 2014 Indenture”) among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

60.                               First Supplemental Indenture to the July 2014 Indenture, dated as of July 31, 2014, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

61.                               Second Supplemental Indenture to the July 2014 Indenture, dated as of December 1, 2014, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

62.                               Third Supplemental Indenture to the July 2014 Indenture, dated as of February 17, 2015, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

63.                               Fourth Supplemental Indenture to the July 2014 Indenture, dated as of August 21, 2015, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

Schedule 1 to Exhibit C - 5

64.                               Fifth Supplemental Indenture to the July 2014 Indenture, dated as of October 19, 2016, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

65.                               Sixth Supplemental Indenture to the July 2014 Indenture, dated as of February [•], 2017, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

66.                               Purchase Agreement, dated January 7, 2016, by and among the NGL Energy Partners LP, TransMontaigne Services LLC, Gulf TLP Holdings, LLC and Arclight Energy Partners VI, L.P.

67.                               Registration Rights Agreement, dated as of May 11, 2016, by and among NGL Energy Partners LP, Highstar NGL Prism/IV-A Interco LLC and Highstar NGL Main Interco LLC.

68.                               Amendment to Registration Rights Agreement, dated as of June 24, 2016, by and among NGL Energy Partners LP, Highstar NGL Prism/IV-A Interco LLC, Highstar NGL Main Interco LLC and NGL CIV A, LLC.

69.                               Equity Distribution Agreement, dated August 24, 2016, by and among NGL Energy Partners LP, Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and SunTrust Robinson Humphrey, Inc.

70.                               Warrant to Purchase Common Units, dated May 11, 2016, by and among NGL Energy Partners LP and Highstar Main Interco LLC.

71.                               Warrant to Purchase Common Units, dated May 11, 2016, by and among NGL Energy Partners LP and Highstar NGL Prism/IV-A Interco LLC.

72.                               Warrant to Purchase Common Units, dated June 24, 2016, by and among NGL Energy Partners LP and Highstar Main Interco LLC.

73.                               Warrant to Purchase Common Units, dated June 24, 2016, by and among NGL Energy Partners LP and Highstar NGL Prism/IV-A Interco LLC.

74.                               Warrant to Purchase Common Units, dated September 23, 2016, by and among NGL Energy Partners LP and NGL Prism/IV-A Blocker LLC.

75.                               Purchase Agreement, dated October 19, 2016, by and among NGL Energy Partners LP, NGL Energy Finance Corp. and the several initial purchasers listed therein.

76.                               Indenture, dated as of October 24, 2016, by and among NGL Energy Partners LP, NGL Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.

77.                               First Supplemental Indenture, dated as of February [•], 2017, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

Schedule 1 to Exhibit C - 6

78.                               Registration Rights Agreement, dated as of October 24, 2016, by and among NGL Energy Partners LP, NGL Energy Finance Corp., the guarantors party thereto and Barclays Capital Inc. as representative of the several initial purchasers.

79.                               Amended and Restated Credit Agreement, dated as of February 14, 2017, by and among NGL Energy, NGL Energy Operating LLC, as borrowers’ agent, the subsidiary borrowers party thereto, the subsidiary guarantors party thereto, the lenders party thereto, Deutsche Bank AG, New York Branch, as technical agent, and Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent.

Schedule 1 to Exhibit C - 7

Schedule 2

Applicable Orders

None.

Schedule 2 to Exhibit C - 1

Exhibit B

Applicable Guarantors

Name	Type of Entity	Jurisdiction of Formation or Organization
NGL Energy Operating LLC	limited liability company	Delaware
Hicksgas, LLC	limited liability company	Delaware
NGL Supply Wholesale, LLC	limited liability company	Delaware
NGL Supply Terminal Company, LLC	limited liability company	Delaware
Osterman Propane, LLC	limited liability company	Delaware
NGL-NE Real Estate, LLC	limited liability company	Delaware
NGL-MA Real Estate, LLC	limited liability company	Delaware
NGL-MA, LLC	limited liability company	Delaware
High Sierra Energy, LP	limited partnership	Delaware
NGL Crude Logistics, LLC	limited liability company	Delaware
NGL Propane, LLC	limited liability company	Delaware
NGL Liquids, LLC	limited liability company	Delaware
NGL Energy Logistics, LLC	limited liability company	Delaware
NGL Energy Holdings II, LLC	limited liability company	Delaware
NGL Crude Terminals, LLC	limited liability company	Delaware
NGL Marine, LLC	limited liability company	Texas
NGL Shipping and Trading, LLC	limited liability company	Delaware
NGL Water Solutions Eagle Ford, LLC	limited liability company	Delaware
Sawtooth NGL Caverns, LLC	limited liability company	Delaware
Grand Mesa Pipeline, LLC	limited liability company	Delaware
Choya Operating, LLC	limited liability company	Texas
OPR, LLC	limited liability company	Delaware

Exhibit B to Exhibit C - 1

EXHIBIT D

Form of Opinion of Wyoming Counsel

1.                                      Based solely on the Good Standing Certificate, the Wyoming Guarantor is validly existing as a limited liability company under the laws of the State.

2.                                      The Wyoming Guarantor has the limited liability company power and authority under the applicable laws of the State to (a) execute and deliver, and perform its obligations under, the Purchase Agreement, the Registration Rights Agreement and the Indenture, and (b) carry on its business and own its properties as the business of the Partnership and its subsidiaries described in the Disclosure Package and the Offering Memorandum.

3.                                      The execution and delivery of each of the Purchase Agreement, the Registration Rights Agreement and the Indenture has been duly authorized by all necessary limited liability company action on the part of the Wyoming Guarantor, and has been executed and delivered by the Wyoming Guarantor.

4.                                      The execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement and the Indenture by the Wyoming Guarantor, and the consummation by the Wyoming Guarantor of the transactions contemplated thereby, do not and will not result in a breach or a default under the Organizational Documents or a violation of the applicable laws of the State.

5.                                      No Governmental Approval or Filing, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for the execution and delivery by, the Wyoming Guarantor  of the Purchase Agreement, the Registration Rights Agreement and the Indenture by the Wyoming Guarantor.  As used in this paragraph, “Governmental Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration by the Wyoming Guarantor with, the State pursuant to applicable laws of the State.

6.                                      NGL Water’s ownership of 100% of the issued and outstanding membership interests in the Wyoming Guarantor, is free and clear of all liens, encumbrances, security interests, pledges or claims (“Liens”) (except for restrictions on transferability as contained in the LLC Agreement or those created by or arising under the Wyoming Limited Liability Company Act, W.S. § 17-29-101 et seq. (the “WY LLC Act”)) in respect of which a financing statement under the CO UCC naming NGL Water as debtor is on file in the Filing Office, as of the date set forth in the Search, other than those Liens on all the assets of NGL Water, evidenced by financing statements on file in the Filing Office naming NGL Water as debtor and Deutsche Bank Trust Company Americas, as Collateral Agent, as secured party, dated August 8, 2012 (filing ID 2012039643) and June 18, 2013 (filing ID 20132053650, as amended to reflect the

Exhibit - D-1

name change of “High Sierra Water Holdings, LLC” to “NGL Water Solutions, LLC” pursuant to filing validation 20142050476), copies of which are attached hereto as Exhibit A, and other than Liens that are created in connection with the Purchase Agreement or the Indenture.  Under the WY LLC Act, NGL Water has no obligation to make any further payments for its purchase of the membership interests of the Wyoming Guarantor and is not required to make any contributions as to the Wyoming Guarantor solely by reason of its ownership of such membership interests or its status as a member of the Wyoming Guarantor; provided however, that we express no opinion regarding NGL Water’s obligations to make such payments under the terms of the LLC Agreement.  NGL Water has no personal liability for the liabilities of the Wyoming Guarantor, solely by reason of being a member of the Wyoming Guarantor, except in each case as provided in the LLC Agreement and except for its obligation to repay any funds wrongfully distributed to it as provided in W.S. § 17-29-406 of the WY LLC Act.

Exhibit - D-2

EXHIBIT E

Form of Opinion of Colorado Counsel

1.                                      Each of the Colorado Guarantors is validly existing as a limited liability company under the laws of the State of Colorado.

2.                                      Each of the Colorado Guarantors has the limited liability company power and authority under the laws of the State of Colorado to (a) execute and deliver, and to incur and perform all of its obligations under, the Purchase Agreement, the Registration Rights Agreement and the Indenture and (b) carry on its business and own its properties as described in the Disclosure Package and the Offering Memorandum.

3.                                      Each of the Purchase Agreement, the Registration Rights Agreement and the Indenture has been duly authorized, executed and delivered by each of the Colorado Guarantors.

4.                                      None of the execution and delivery of, or the incurrence or performance by the Colorado Guarantors of their respective obligations under, the Purchase Agreement, the Registration Rights Agreement and the Indenture, each in accordance with its terms (a) constituted, constitutes or will constitute a violation of the Colorado Guarantor Organizational Documents or (b) resulted, results or will result in any violation of applicable laws of the State of Colorado.

5.                                      No Governmental Approval or Filing, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for the execution and delivery by, each of the Colorado Guarantors of the Purchase Agreement, the Registration Rights Agreement and the Indenture, or the incurrence or performance of its obligations thereunder.  As used in this paragraph, “Governmental Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of Colorado, pursuant to applicable laws of the State of Colorado.

6.                                      The Partnership or one or more subsidiaries of the Partnership own 100%  of the issued and outstanding membership interests in each of the Colorado Guarantors, free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware or the Uniform Commercial Code of the State of Colorado naming the Partnership or a subsidiary of the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or the Secretary of State of the State of Colorado, as applicable, other than those liens that are created in connection with the Credit Agreement or the Note Purchase Agreement.  Such membership interests have been duly authorized and validly issued in accordance with the certificate of formation and limited liability company agreement of each Colorado Guarantor and, under the Colorado LLC Act, the owner of such membership interests will have no obligation to make further payments for such membership interests or contributions to any such Colorado Guarantor solely by reason of its ownership of membership interests or its status as a member of such Colorado Guarantor and no liability for the liabilities of such Colorado Guarantor solely by reason of being a member of such Colorado Guarantor, except as provided under Sections 7-80-502 and 7-80-606 of the Colorado Revised Statutes.

Exhibit - E-1

Colorado Guarantors

Subsidiary	Type of Entity	Jurisdiction of Organization

High Sierra Energy Operating, LLC	limited liability company	Colorado

Centennial Energy, LLC	limited liability company	Colorado

High Sierra Crude Oil & Marketing, LLC	limited liability company	Colorado

High Sierra Energy LP	limited partnership	Colorado

NGL Crude Canada Holdings, LLC	limited liability company	Colorado

NGL Milan Investments, LLC	limited liability company	Colorado

NGL Water Solutions, LLC	limited liability company	Colorado

NGL Water Solutions Bakken, LLC	limited liability company	Colorado

NGL Water Solutions DJ, LLC	limited liability company	Colorado

NGL Water Solutions Mid-Continent, LLC	limited liability company	Colorado

NGL Water Solutions Permian, LLC	limited liability company	Colorado

NGL Energy Equipment LLC	limited liability company	Colorado

Exhibit - E-2

EXHIBIT F

Form of Opinion of Alberta Counsel

1.                                      Each of the Alberta Guarantors is validly existing as an unlimited liability corporation under the laws of the Province of Alberta.

2.                                      Each of the Alberta Guarantors has the corporate power and capacity under the laws of Alberta to:

(a)                                 execute and deliver the Note Agreements, and incur and perform its obligations thereunder; and

(b)                                 carry on its business and own its properties as described in the Preliminary Offering Memorandum.

3.                                      Each of the Note Agreements has been duly authorized and executed by the Alberta Guarantors.

4.                                      Neither the execution and delivery of the Note Agreements by the Alberta Guarantors, nor the incurrence or performance of their respective obligations thereunder:

(a)                                 constitutes a violation of their respective articles of incorporation or by-laws;

(b)                                 result in any violation of applicable laws of the Province of Alberta or the federal laws of Canada applicable therein having application to the Note Agreements or by which the Alberta Guarantors are bound; or

(c)                                  require any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the Province of Alberta, pursuant to applicable laws of the Province of Alberta in effect on the date hereof.

5.                                      Centennial Energy, LLC is the registered owner of 100% of the issued and outstanding shares of Centennial.

6.                                      NGL Crude Canada Holdings, LLC is the registered owner of 100% of the issued and outstanding shares of NGL Crude.

Exhibit - F-1